**ANCILLARY
CARE
SERVICES**

PROVIDER AGREEMENT

ANCILLARY CARE SERVICES.
PROVIDER AGREEMENT

THIS PROVIDER AGREEMENT (the "Agreement") is entered into by and between **HealthSmart Preferred Care II, LP d/b/a Ancillary Care Services (ACS)**, (hereinafter "ACS"), and G. Medical Diagnostic Services, Inc. (hereinafter referred to as "Provider"). This Agreement is effective as of ________________ (the "Effective Date").

RECITALS

WHEREAS, ACS is engaged in the business of sourcing, managing, and administering comprehensive Ancillary Services (as hereinafter defined) through access to discounted rates for Ancillary Services through its ACS Provider Network;

WHEREAS, ACS has contracted with employer groups, insurance carriers, unions, multiple employer trusts, PPO networks, and third party administrators to make available the option of using the ACS Provider Network;

WHEREAS, Provider is duly licensed or certified, as required by applicable regulations and laws, desires to enter into this Provider Agreement to participate in the ACS Provider Network and to offer Ancillary Services to Covered Person (as hereinafter defined), and intends to meet the credentialing standards of ACS to provide such Ancillary Services;

WHEREAS, Provider and ACS desire that Provider participate in the ACS Provider Network(s) in order to provide the Ancillary Services as set forth herein.

WHEREAS, ACS shall provide certain management, administrative and financial services to Provider with respect to Provider's delivery of health care services to ACS Clients (as hereinafter defined).

NOW, THEREFORE, in consideration of mutual covenants and conditions hereinafter set forth, parties agree as follows:

ARTICLE I. DEFINITIONS

For purposes of this Provider Agreement, in addition to the terms elsewhere defined herein, the following terms shall have the meaning indicated:

A. **Access to the ACS Provider Network** means the relationship of ACS with a Client wherein ACS agrees and allows such Client to have access to the ACS Provider Networks and to benefit from the ACS Negotiated Rates with Participating Providers. Such access to Participating Providers may be customized for Client and/or Payor to include or exclude certain Participating Providers.

B. **ACS Client Fee Schedule** means a fee schedule for Ancillary Services arranged and/or negotiated, directly, or indirectly, by ACS with each Client and/or Payor and which establishes and sets the maximum payments that shall be made for Ancillary Services by Client and/or Payor to ACS, for Ancillary Services that are delivered to Client and/or Payor's Covered Persons.

C. **ACS Provider Network** is the network(s) of Participating Providers under contract with ACS to provide Ancillary Services.

D. **Ancillary Service** means any health care services not generally provided in a medical doctor's office or acute inpatient facility. Ancillary Service shall include, without limitation, those services provided in a post-acute inpatient facility, such as acute inpatient rehabilitation, long-term care hospital facility, or skilled nursing facility.

E. **Claim or Complete Claim** means a request for payment for Ancillary Services submitted by a Participating Provider which is accurate, complete and legible and includes all information as defined by law on forms UB-04 (or successor forms) or CMS-Form 1500 (or successor forms) or for electronic claims using the ASC XI2N 837 format and in compliance with all applicable federal laws relating to electronic health care claims.

F. **Client(s)** means those Plans and/or Payors contracting with ACS for Access to the ACS Provider Network.

G. **Client Agreement** means an agreement between ACS and a Client setting forth the terms and conditions for access to ACS's Participating Providers.

H. **Coinsurance** means a fixed percentage of the cost, if any, of Ancillary Services required to be paid by a Covered Person under the Plan.

I. **Copayment** means a payment that a Covered Person is required to make for Ancillary Services under a Plan which is calculated as a fixed dollar payment.

J. **Covered Person** means any person eligible to receive Ancillary Services or benefits under a Plan.

K. **Covered Person Expenses** means any amounts that are the Covered Person's responsibility to pay Provider in accordance with the Covered Person's Plan, including but not limited to Copayments, Coinsurance and Deductibles.

L. **Deductible** means that portion of the cost, if any, of Ancillary Services required to be paid by a Covered Person prior to the commencement of payment for such Ancillary Services by the Plan.

M. **Medical Necessity** means those health care services or supplies which are determined to be: (i) appropriate and necessary for the symptoms, diagnosis or treatment of the injury, illness or disease; (ii) provided for the diagnosis or direct care and treatment of the injury, illness or disease; (iii) preventive services as provided in a Plan; (iv) within standards of good medical practice within the medical community; (v) not primarily for the convenience of the Covered Person or of any Participating Provider providing Ancillary Services to the Covered Person; and (vi) an appropriate supply or level of service needed to provide safe and adequate care; PROVIDED, HOWEVER, that a Plan may provide a different definition of Medical Necessity and the Plan's definition shall prevail.

N. **Negotiated Rates** means the contractually agreed upon rates between ACS and Provider that are to be paid for Ancillary Services provided to ACS Clients' Covered Persons and that are reflected in the rate exhibits which are attached to and made a part of this Provider Agreement.

O. **Normal Billed Charges** means the Provider's usual charges for health care services and supplies before any discounts or reductions are applied as set forth on Provider's charge master.

P. **Participating Provider** means any Provider specializing in the administration or delivery of Ancillary Services and that has met the credentialing standards established by ACS and has entered into a contractual arrangement with ACS.

Q. **Payor** means an insurance company, third party administrator, an employer, union, governmental agency, association, trust, entity or other party with the responsibility for payment of Ancillary Services provided to Covered Persons.

R. **Plan** means a health benefits plan, group accident and/or workers compensation coverage sponsored or issued by a Payor which contains the terms and conditions of coverage and includes incentives for a Covered Person to receive Ancillary Services from Participating Providers.

S. **Provider Agreement** means this agreement between ACS and Provider.

T. **Provider's Payment** means the Negotiated Rate which is reflected in the rate exhibits which are attached to and made a part of this Provider Agreement.

U. **Regulatory Addenda** are the exhibits attached hereto that set forth contract language requirements under applicable state and federal laws.

V. **State** means the state in which the Provider is located.

W. **Utilization Management** means a system for prospective or concurrent review of the Medical Necessity and appropriateness of Ancillary Services provided to a Covered Person.

ARTICLE II. OBLIGATIONS OF PROVIDER

A. Licensure and Accreditation

Throughout the duration of this Provider Agreement, Provider shall hold and continue to hold all necessary unrestricted licenses and/or certifications to perform the services required by this Provider Agreement, be and continue to be accredited by The Joint Commission, NCQA, CARF, URAC, ACHC, or other relevant accreditation agencies, as may be applicable. Provider shall provide Covered Persons those Ancillary Services within the scope of its practices and course of business, and shall provide Covered Services with the same standard of care, skill and diligence customarily used by similar physicians in the State. Provider agrees to render Ancillary Services to Covered Persons in the same manner, in accordance with the same standards, and with the same time availability, as offered to other patients of Provider.

B. Provision of Ancillary Services

Provider agrees to provide Ancillary Services to Covered Persons under a Plan which has entered into an agreement with ACS. Provider shall maintain a Provider-patient relationship with Covered Persons and shall be solely responsible to Covered Persons for Ancillary Services and treatment. Provider shall deliver Ancillary Services to Covered Persons in a prompt and appropriate manner consistent with prevailing professional, clinical, and ethical standards and without discrimination based on race, religion, national origin, sex, marital status, sexual orientation, age, health status, disability or source of payment.

C. Facilities

Provider shall arrange for the provision and maintenance of sufficient facilities, equipment, personnel and administrative services to perform its obligations under this Provider Agreement.

D. Resolution of Covered Person's Complaint

Provider shall cooperate with ACS to resolve complaints of Covered Persons promptly. Provider acknowledges the importance to ACS and Plans of providing responses to Covered Persons' complaints in a timely fashion, not to exceed thirty (30) days from receipt of the complaint or, if additional information is needed in order to respond, thirty (30) days from receipt of the required information.

E. Records

Provider shall maintain a standard medical record for each Covered Person and shall provide copies of such medical records to ACS upon request. Medical records of Covered Persons shall be treated confidentially so as to comply with all federal and State laws regarding the confidentiality of patient records. During the term of this Provider Agreement and for a period of five (5) years following its termination for any reason, upon reasonable notice to Provider, ACS shall have access to the medical and billing records of Provider relating to the Ancillary Services provided to Covered Persons and shall have the right to copy such medical and billing records free of charge. Upon reasonable notice to Provider, ACS shall have the right to audit Covered Person's records on-site at no cost to ACS.

F. Eligibility Verification

Provider shall be responsible for verifying that an individual is a Covered Person who is covered under a Plan to which this Provider Agreement pertains. Verification of such eligibility may be obtained through telephone authorization from the applicable Plan. Unless otherwise provided, Provider shall assume the risk of providing services to persons who are not Covered Persons under a Plan. Provider acknowledges that all payments to be received for providing Ancillary Services to Covered Persons are subject to verification of compliance with Covered Person eligibility and coverage determinations, as well as with applicable quality assurance, Utilization Management, claims payment review, referral authorizations, prior and continuing care authorizations, coordination of benefits and other similar policies, procedures, and protocols.

G. Authorization

Provider shall obtain Covered Person's authorization for assignment of benefits and to release medical information. By submitting a claim, Provider warrants and represents that the Ancillary Services for which the claim is made were provided and that the Provider has secured an assignment of benefits from the Covered Person and that Provider has secured the consent of the Covered Person to submit the Complete Claim to ACS.

H. Utilization Management

Provider agrees to participate in, and cooperate with, the Utilization Management programs which have been established by the Plan. Provider should refer to the (800) number provided on each Covered Person's Plan Identification Card, for instructions regarding any applicable Utilization Management programs. Provider agrees not to seek compensation or reimbursement from Plan or Covered Person in the event Provider fails to participate in, or cooperate with, the Utilization Management programs.

I. Claims Submission

Provider shall submit claims to ACS for Ancillary Services provided to Covered Persons ("Claims") on the UB-04 Form (or successor forms for inpatient care), a CMS Form 1500 (or its successor) for outpatient care using ICD-9CM and CPT-4 coding, or for electronic claims using the ASC X 12N 837 format and in compliance with all applicable federal laws related to electronic health care claims within sixty (60) days of service or such lesser time as may be required by applicable State or federal laws. Provider may mail, fax or hand deliver claim or submit claim electronically. Provider shall provide all information pertaining to coordination of benefits and such other information and documentation as may be requested.

J. **No Recourse Against Covered Persons**

1. Provider agrees to accept payment based the rates set forth in the rate exhibits of this Provider Agreement for Ancillary Services furnished to Covered Persons (less any applicable payments by other third parties and Covered Person Expenses) as payment in full.

2. Provider agrees that in no event shall it seek additional compensation or reimbursement from Plan or Covered Person after payment has been made by the Plan in accordance with the rate exhibits of this Provider Agreement, except to the extent provided in paragraphs 3 and 4 below.

3. The parties understand that the foregoing restriction shall not apply to Copayments which may be collected by Provider at the time of service. After receipt of explanation of payments from Plan, Provider may collect from Covered Person for Deductibles, Coinsurance, if applicable, and services not covered by the Plan; however, in no event, shall Provider bill or balance bill Covered Person for amounts other than Covered Person Expenses or as specified in paragraph 4 below.

4. Nothing herein shall affect the Provider's rights to bill a Covered Person (a) for Ancillary Services that were performed that are not eligible for payment or reimbursement under the terms of the Plan applicable to the Covered Person and (b) for any Ancillary Services provided following the date the individual ceases to be a Covered Person. ACS has no obligation under this Provider Agreement to pay for Ancillary Services rendered to individuals from and after the date the individuals cease to be Covered Persons.

5. ACS may from time to time notify Provider of overpayments by Plan to Provider, and Provider agrees to cooperate with ACS to secure the return of any such overpayment or payment made in error (e.g., a duplicate payment). Provider agrees to provide ACS with specific contacts that ACS can notify of overpayment. Provider agrees, within ninety (90) days after receipt of such notice, either to: (a) reimburse ACS the amount requested or (b) notify ACS that Provider does not agree with the request for payment due to overpayment. Any dispute regarding an overpayment shall be settled in accordance with Article VI(G) hereof.

K. **Credentialing**

Provider shall complete the ACS or other approved provider application and provide prompt notice of any changes in the information given in the application. Provider is required to meet and continue to meet all applicable credentialing standards adopted or utilized by ACS. Provider shall successfully complete the ACS credentialing process and comply with all required standards for credentialing and participation as an ACS Network Provider. Provider shall comply with the standards of The Joint Commission, NCQA, CARF, URAC, ACHC, or other credentialing bodies, as may be applicable. Provider, and all other health care professionals employed by or providing services for Provider, will maintain all required licenses or certifications to practice in the State and will practice in compliance with such licenses and all applicable federal and State laws and regulations. The Provider represents and warrants that the information contained in the application is true and accurate on the Effective Date and that Provider will promptly notify ACS of any material change in the information on such application.

L. **Liability Insurance**

Provider shall have in effect as of the Effective Date (as hereinafter defined) and shall maintain, at his or her sole cost and expense, such policies of comprehensive general liability and professional liability insurance and other insurance in forms and amounts as will be satisfactory to ACS and necessary to insure Provider and Provider's employees and agents against any claim or claims for damages arising in connection with the performance of any services or activities provided hereunder, the use of any property and facilities provided by Provider or any employees or agents of Provider in connection with this Provider Agreement. The liability limits of such insurance policies will be established by ACS in accordance with limits customary in the State. Provider will furnish to ACS satisfactory evidence of such insurance coverage upon request. Prior to the expiration and/or cancellation of any such policy, Provider shall secure replacement of such insurance coverage upon the same terms and provisions, and shall furnish ACS with a certificate of insurance which contains the endorsement provided herein. Such cancellation, termination or material alteration of any such insurance policies shall be a default hereunder and ACS shall have the option to terminate this Provider Agreement pursuant to Article IV(B).

M. Notification Requirements

1. If Provider determines voluntarily to limit or discontinue any services, it will provide ACS with written notice of such action at least 90 days in advance of such limitation or discontinuation. If Provider must involuntarily limit or discontinue any services, it will provide ACS with written notice as soon as possible upon Provider learning of the limitation or discontinuation. Provider shall have no obligation to provide such services (except to the extent provided on a newly limited basis) after the effective date of the limitation or discontinuation, provided the required notice has been provided.

2. Provider shall notify ACS within 10 days of knowledge of the following:

   a. Changes in liability insurance carriers, termination of, renewal of or any other material changes in Provider's liability insurance, including but not limited to reduction of limits, erosion of aggregate, changes in retention or non-payment of premium, or any material adverse change in Provider's financial status which affects its self-insurance.

   b. Action which may result in the suspension, revocation, condition, limitation, qualification or other restriction on Provider's or any of Provider's employees' and agents' licenses, certifications or permits by any government under which Provider or the Provider's employees and agents are authorized to provide health care services.

   c. A change in Provider's name, ownership, address or billing address, additions and/or deletions to Provider sites, or Federal Tax Identification Number.

   d. Action taken by Provider to suspend, revoke or allow the voluntary relinquishment of the medical staff membership or clinical privileges of Provider or any employee or agent of Provider, unless the action taken will last 30 days or less.

   e. Changes in Provider's licensure and/or accreditation

N. Grievances

Provider agrees to cooperate in resolving all grievances relating to the provision of Ancillary Services to Covered Persons in accordance with the grievance procedures established by the ACS. Provider agrees to participate in and provide assistance and information as may be necessary or helpful to ACS in relation to care provided to Covered Persons. In the event ACS receives any complaint regarding Provider, Provider agrees to respond in writing promptly concerning all details of such complaint. If ACS directly receives a complaint regarding Provider, ACS will promptly notify Provider of such complaint.

O. Policies and Procedures

Provider shall make reasonable efforts to comply at all times with ACS's rules, regulations, policies, procedures and protocols, which may be changed or amended from time to time in ACS's sole discretion; provided, however, that ACS shall notify Provider of any such requirements, changes and amendments, and that ACS shall allow Provider a reasonable time to comply with such changes and amendments. Provider acknowledges that in addition to all other remedies, ACS may terminate this Provider Agreement, suspend, restrict, or modify Provider's rights to receive compensation hereunder, or take any other disciplinary actions specified in ACS's rules, regulations, policies, procedures and protocols in the event Provider violates this Section.

P. Regulatory Compliance

Provider will comply with all applicable requirements of the law and regulations relating to the furnishing of medical and Ancillary Services to the public, and now has and will obtain in effect all permits, licenses and governmental or board approvals which may from time to time be necessary for that purpose. Without limiting the aforementioned, Provider shall comply with those requirements set forth in Regulatory Addenda which shall be incorporated and deemed a part of this Agreement.

ARTICLE III. OBLIGATIONS OF ACS

A. Marketing

ACS shall actively market its network providers to Plans, Payors, and any entity with which ACS may have a client relationship. Provider understands and agrees that ACS and its contracted Plans may use Provider's name, address, telephone number, factual description of services, and other pertinent information in the ACS Directory of Participating Providers and marketing literature; provided however, that any other use of Provider's name and information shall not be without Provider's prior knowledge and approval.

B. Client Agreements

ACS shall execute Client Agreements that shall require Payor to comply with applicable State statutes or regulations, and ACS requirements regarding claims payment, provider access and payor identification. ACS shall make available a roster of ACS Clients to Provider upon request.

C. Insurance

ACS shall maintain reasonable general liability insurance in amounts consistent with the standards of the industry.

D. Claims Payment and Assignment of Asset

Provider acknowledges and agrees that payment made to ACS by Client and/or Payor, in accordance with the ACS Client Fee Schedule, shall be an asset and the property of, and be managed by ACS. Provider assigns all right, title and interest to such ACS Client Fee Schedule payments to ACS.

Provider acknowledges and agrees that all payments made to Provider by ACS, in accordance with Negotiated Rates set forth in the rate exhibits of this Provider Agreement shall be and remain the asset of Provider.

E. Method and Responsibility for Compensation

For the provision of Ancillary Services to a Covered Person, ACS and/or Payor shall pay the applicable amounts stated in the rate exhibits. Provider hereby authorizes ACS to act as specifically set forth herein:

1. To establish, negotiate, and periodically modify the ACS Client Fee Schedule, which establishes the fees payable to ACS by ACS Clients and/or Payors for all Ancillary Services performed by Provider for Covered Persons under this Provider Agreement. To amend, change and re-bill any and all claims that Provider originally addressed or directed to a Payor that is a participant in a Plan that has contracted with ACS for Access to the ACS Provider Network.

2. To establish, negotiate and periodically modify the Negotiated Rates payable to Provider, as set forth in the rate exhibits, which are attached to and made a part of this Provider Agreement; provided, however, that any modification to Provider's Payment as defined in the rate exhibits shall only be by mutual written consent of the parties.

3. To receive payments from Payors for Ancillary Services delivered to Covered Persons by Provider, and to cause and effectuate payment to Provider in accordance with the Negotiated Rates set forth in the rate exhibits of this Provider Agreement.

F. Timely Payment

ACS shall make best efforts to contractually obligate Clients to promptly administer all appropriately filed Complete Claims within forty five (45) days from the receipt of a paper Complete Claim, in accordance with applicable State laws and insurance regulations. ACS shall pay Provider in accordance with the Negotiated Rates set forth in the rate exhibits and of this Provider Agreement, within an average of seven (7) business days after receiving payment from its Client or in accordance with the applicable State and/or federal law.

G. Liability for Decisions and Payments

ACS shall not be liable or responsible for any decisions to make or deny payments of any claims submitted by Provider for furnishing Ancillary Services or non-covered services to Covered Persons. ACS shall not be an insurer, guarantor or underwriter of the responsibility or liability of any Payor to provide benefits pursuant to any Plan or to provide any payments to Provider.

H. Appeals

ACS shall exercise commercially reasonable efforts to appeal all Claims that it determines, in its reasonable discretion, are inappropriately denied. The Provider shall fully cooperate in the appeals process and shall provide ACS with all necessary information in a timely manner.

I. Compliance with Laws

ACS will comply with all laws and regulations governing its performance under this Provider Agreement, including, but not limited to, obtaining and maintaining in effect all applicable licenses, registrations, and certifications necessary for that purpose. ACS will exercise commercially reasonable efforts to require each Payor to comply with all laws and regulations governing the Payor's responsibilities applicable to this Provider Agreement, including but not limited to, obtaining and maintaining in effect all applicable licenses, registrations, and certifications necessary for that purpose.

ARTICLE IV. TERM AND TERMINATION

A. Term

This Provider Agreement shall begin on the Effective Date and it shall remain in effect for an initial term of three (3) years, and shall automatically renew for successive one (1) year terms until it is terminated, unless either party gives written notice to the other party of intent not to renew at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term.

B. Termination

This Provider Agreement may be terminated by ACS or Provider immediately upon: (i) loss or suspension of Provider's State license or loss of accreditation by The Joint Commission, AOA or other relevant accreditation agency; (ii) either party's loss of, or failure to maintain, liability insurance or material changes in the terms of liability insurance which make the policy unacceptable to the other party; (iii) Provider's failure to observe reasonable industry billing standards or the Utilization Management programs; or (iv) Provider's indictment, arrest or conviction of a felony under federal or state law, or of any criminal charge under federal or state law.

This Provider Agreement may be terminated by Provider or ACS upon notice to the other party if either party materially fails to comply with any provision of this Provider Agreement, subject to the right of Provider or ACS to cure such failure(s) within sixty (60) days after receipt of notice from the other party of such failure. Following termination, each party shall remain liable for any obligations or liabilities arising from activities carried on by it hereunder prior to the effective date of termination, and this Provider Agreement shall remain in effect for the resolution of all matters unresolved at that date.

C. Continuity of Care

Provider shall cooperate with ACS and Payors in ensuring the continuity of care of all Covered Persons receiving care from the Provider at the time this Provider Agreement is terminated, regardless of the reason for termination in accordance with State and federal laws. Cooperation shall include, but not be limited to:

1. If necessary, continuing to render Ancillary Services to Covered Persons receiving care prior to and continuing beyond the termination date; and

2. Facilitating the transfer of all Covered Persons and their medical records to a Participating Provider, as appropriate.

Provider shall be paid the amounts provided in the rate exhibits for all Ancillary Services provided pursuant to this Article IV(C).

ARTICLE V. PROTECTED HEALTH INFORMATION

The Provider and ACS shall execute that certain Business Associate Agreement attached hereto incorporated herein by reference.

ARTICLE VI. MISCELLANEOUS

A. Confidential Information

Each party may, in the course of the relationship established by this Provider Agreement, disclose to the other party in confidence non-public information concerning patient treatment and/or finances, and such party's earnings, volume of business, methods, systems, practices, and other confidential or commercially valuable proprietary information (collectively, "Confidential Information"). Each party acknowledges that the disclosing party shall at all

times be and remain the owner of all Confidential Information disclosed by such party, and that the party to which Confidential Information is disclosed shall use its best efforts, consistent with the manner in which it protects its own Confidential Information, to preserve the confidentiality of any such Confidential Information which such party knows or reasonably should know that the other party deems to be Confidential Information. Neither party shall use for its own benefit or disclose to third parties any Confidential Information of the other party without the written consent of the other party.

B. Overlapping Agreements

Provider agrees that where an ACS Client/Payor relationship simultaneously exists with ACS and Provider, that this Provider Agreement shall supersede those overlapping relationships.

C. Indemnification

Neither ACS nor Provider shall be liable to any other person or entity for any act or omission of the other party. Each party shall indemnify, defend and hold the other party harmless from all claims, losses, damages, judgments, liabilities, causes, expenses, or obligations (including but not limited to reasonable attorneys' fees and expenses) arising out of or result from the indemnitor's own material breach of this Agreement or negligent or other wrongful act or omission or that of any of its officers, shareholders, directors, agents, representatives, or employees acting within the scope of his or her representation of such party. If any action, suit or other proceeding is commenced, or any claim or demand is asserted, relating to or in respect of which a party (an "Indemnitee") demands indemnification pursuant to this Section (each a "Claim"), the Indemnitee shall, with reasonable promptness, notify the party from which such indemnification is demanded (the "Indemnitor") of such Claim. Such notice shall describe the nature of such Claim in reasonable detail and include such written information that the Indemnitee has received with regard to the Claim as may be reasonably necessary for the Indemnitor to evaluate such Claim. The Indemnitee's failure to give such notice to the Indemnitor shall not relieve the Indemnitor from any of its or his obligations under this Agreement, except to the extent such failure materially and substantially prejudices the defense of the action or proceeding by the Indemnitor. The Indemnitor shall have the right to control the defense of any action, suit or other proceeding brought by a third party that constitutes a Claim (each a "Third Party Claim") with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, all at the Indemnitor's sole cost and expense. The Indemnitor may not settle any such Third Party Claim without the Indemnitee's consent, which consent shall not be not unreasonably withheld, conditioned or delayed (provided, however that Indemnitor shall not be required to consent to any admission of guilt or criminal wrongdoing as part of any settlement), and the Indemnitee, at his or its sole cost and expense, may employ separate counsel and participate in the defense thereof. The Indemnitee and Indemnitor shall reasonably cooperate with each other in connection with each Third Party Claim.

D. Proprietary Information

Provider agrees that all materials, procedures and programs provided by ACS, including Plan listing, Provider Manual, and Negotiated Rate Schedules are proprietary in nature and shall not be disclosed to any third party without the prior written consent of ACS.

E. Relationship Between ACS and Provider

The relationship between ACS and Provider is solely that of independent contractors and nothing in this Provider Agreement or otherwise shall be construed or deemed to create any other relationship, including one of employment, agency or joint venture.

F. Amendments

This Provider Agreement may be amended from time to time by ACS. Notice of such Amendment shall be made to Provider, prior to the Amendment being made effective. The amendment shall become effective as of the date stated in the notice. In the event the Provider Agreement must be amended to comply with applicable Federal or State law or regulatory action, such Amendment will be effective on the appropriate date of the action. ACS may add new lines of business and/or products as represented by new Negotiated Rates and Regulatory Addenda by providing no less than thirty (30) days written notice to Provider. This Agreement shall be deemed amended to include said new lines of business and/or products effective at the end of the thirty (30) day notice period unless Provider issues written objection to such Amendment prior to the end of such notice period.

G. Assignment

This Agreement may be assigned by Provider only with the prior written consent of ACS, and any assignment attempted without such prior consent shall be null and void. ACS may assign or transfer this Agreement in whole or in part to an affiliate, subsidiary, parent, or other related party or successor entity, including without limitation, if related to a sale of substantially all assets, sale of stock, or merger by operation or law, with notification to the Provider. It is expressly agreed that ACS may contract with other entities in order to meet its obligations under this Agreement without notifying Provider.

H. Trademarks

The parties reserve the right to the control and use of their names and all symbols, trademarks, or service marks presently existing or later established. Except as specified in this Section and Section IIIA, neither party shall use the other party's name, symbols, trademarks, or service marks in advertising or promotional materials or otherwise without the prior written consent of such other party. Provider agrees that its name, office telephone numbers, address, specialty, board certification (if applicable), and hospital affiliation may be included in literature distributed to Covered Persons by ACS or any Plan. Any use by a party, without the approval of the other party, of the name, symbols, trademarks or service marks of such other party shall cease immediately upon the earlier written notice of such other party or termination of this Provider Agreement.

I. Waiver

The waiver of performance of any covenant, condition or promise shall not be construed to be a waiver of any subsequent covenant, condition or promise.

J. Severability

In the event that any provision of this Provider Agreement is rendered invalid or unenforceable by any law or regulation, or declared null and void by any court of competent jurisdiction, that part shall be reformed, if possible, to conform to law, and if reformation is not possible, that part shall be deleted. The remainder of the provisions of this Provider Agreement shall, subject to this paragraph, remain in full force and effect.

K. Governing Law; Venue

The validity and interpretation of this Agreement, and the rights and obligations of the parties under this Agreement, shall be governed by the laws of Texas without regard to its choice of law provisions. If any action is brought in connection with this Agreement, the exclusive venue for such action shall be any federal or state court located in Dallas County, Texas. Each of the parties hereto expressly submits to jurisdiction in any federal or state court located in Dallas County, Texas, and waives any claim of improper jurisdiction or lack of venue in connection with any such matter.

L. Force Majeure

Neither party shall be liable for delays in performance that are the result of a strike, lockout, labor trouble, act of terrorism, civil commotion, act of God, or any other cause beyond a party's reasonable control.

M. Clinical Decisions

Provider acknowledges that ACS does not practice medicine and that clinical decisions regarding the treatment, referral and discharge of Covered Persons under Provider's care, (notwithstanding the receipt by Provider, whether in writing or otherwise, of any decision by ACS Client and/or Payor to withhold or deny payment for medical services rendered by Provider to such Covered Persons) shall be made exclusively by the treating Provider.

N. Rights of Third Parties

Except as set forth herein, (holding Covered Persons harmless for additional payments), nothing in this Provider Agreement is intended to, or shall be deemed or construed to, create any rights or remedies in any third party, including a Covered Person. Nothing contained herein shall operate (or be construed to operate) in any manner whatsoever to increase the rights of any such Covered Person or the duties or responsibilities of Provider or ACS with respect to such Covered Person.

O. Entire Agreement

This Provider Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior, oral or written, expressed or implied, agreements, understandings and policies.

P. Gender and Number

The use of the masculine, feminine or neuter gender and the use of the singular and plural shall not be given the effect of any exclusion or limitation herein; and the use of the word "person" or "party" shall mean and include any individual, trust, corporation, partnership or other entity.

Q. Multiple Counterparts

This Provider Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

R. Contract Modifications Upon Subsequent Legal Events

In the event that performance by either party of any term, events, condition or provision of this Provider Agreement should for any reason be in violation of any statute, regulation or otherwise be deemed illegal, ACS and Provider shall amend this Provider Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements of the parties. Neither party hereto will make payments under this Provider Agreement which would be prohibited under state or federal law.

S. Notices

Any notice or other communication made in writing shall be deemed to have been received by the party to whom it is addressed on the date indicated on the certified mail return receipt if sent by certified mail, or one (1) business day after delivered to an overnight delivery service if sent by overnight delivery, and addressed as follows:

If to ACS:

HealthSmart Preferred Care II, LP
d/b/a Ancillary Care Services (ACS)
ATTN: Legal Department
222 W. Las Colinas Blvd., Suite 500N
Irving, Texas 75039
(Copy to Provider Development)

If to Provider:

Telerhythmics
60 Market Center Dr
Suite 101
Collierville, TN 38017
Attn: David Calvin

Each party shall give written notice to the other of any change in address and ACS shall give written notice to Provider of any change of address of which it becomes aware of any Payor whose Covered Persons are eligible to receive Ancillary Services under this Provider Agreement.

IN WITNESS THEREOF, the parties have executed this Provider Agreement to be effective on the Effective Date

HEALTHSMART PREFERRED CARE II, LP
D/B/A ANCILLARY CARE SERVICES (ACS)

[signature]
Signature

John Green
Printed Name

Vice President, Network Development
Title

4/3/19
Date

PROVIDER

[signature]
Signature

Dror Nuriel-Roth
Printed Name

EVP Reimbursement & esQ
Title

4/2/19
Date

RATE EXHIBIT

The Negotiated Rates found herein on this Exhibit include all services, supplies, equipment, etc. that Provider customarily provides to customers and patients and bills under their Tax Identification Number(s). Ancillary Services will be reimbursed at the Negotiated Rate, less Covered Person Expenses.

Primary Network Group Health Products

Provider will be reimbursed at the lesser of:

Negotiated Rates established in the National ACS Fee Schedule (V.06) or 50% of Provider Normal Billed Charges

The National ACS Fee Schedule is available upon request and may be periodically updated to reflect new information, including but not limited to value units, conversion factors and the addition of new codes and services. In the event that Provider's Billed Charge for a CPT/HCPCS code does not have an assigned allowable in the National ACS Fee Schedule, provider will accept 50% of Provider's Normal Billed Charges as payment in full until such time as ACS and Provider establish a specific rate or the applicable National ACS Fee Schedule is updated accordingly.

Secondary and/or Wrap Network Products

Provider will be reimbursed:

65% of Provider's Normal Billed Charges

HEALTHSMART PREFERRED CARE II, LP
D/B/A ANCILLARY CARE SERVICES (ACS)

[signature]
Signature

John Green
Printed Name

Vice President, Network Development
Title

4/3/19
Date

PROVIDER

[signature]
Signature

Doir Nuriel Roth
Printed Name

EVP Reimbursement & CSR
Title

4/2/19
Date

RATE EXHIBIT

The Negotiated Rates found herein on this Exhibit include all services, supplies, equipment, etc. that Provider customarily provides to customers and patients and bills under their Tax Identification Number(s). Ancillary Services will be reimbursed at the Negotiated Rate, less Covered Patient Expenses.

Workers Compensation and Auto Liability Products

Provider will be reimbursed at the lesser of:

60% of the state Workers Compensation fee schedule or 50% of Provider Normal Billed Charges

In the event that Provider's Normal Billed Charge for a CPT/HCPCS code does not have an assigned allowable in the state Workers Compensation fee schedule, provider will accept 50% of Provider's Normal Billed Charges as payment in full.

HEALTHSMART PREFERRED CARE II, LP D/B/A ANCILLARY CARE SERVICES (ACS)	PROVIDER
Signature: [signature]	Signature: [signature]
Printed Name: John Green	Printed Name: Dror Nuriel-Roth
Title: Vice President, Network Development	Title: EVP Reimbursement & CSQ
Date: 4/3/19	Date: 4/2/19

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (the "BAA") is entered into this G Medical Diagnostic Services Inc., by and between HealthSmart Preferred Care II, LP d/b/a Ancillary Care Services (ACS) (the "Business Associate") and [PROVIDER] (the "Covered Entity") (jointly, "the Parties").

RECITALS

WHEREAS, Covered Entity and Business Associate enter into this BAA in an effort to comply with the requirements of: (i) the implementing regulations at 45 C.F.R. Parts 160, 162, and 164 for the Administrative Simplification provisions of Title II, Subtitle F of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") (i.e., the HIPAA Privacy, Security, Electronic Transaction, Breach Notification, and Enforcement Rules (the "Implementing Regulations")), (ii) the requirements of the Health Information Technology for Economic and Clinical Health Act, as incorporated in the American Recovery and Reinvestment Act of 2009 (the "HITECH Act") that are applicable to business associates, and (iii) the requirements of the final modifications to the HIPAA Privacy, Security, Enforcement, and Breach Notification Rules as issued on January 25, 2013 and effective March 26, 2013 (75 Fed. Reg. 5566 (Jan. 25, 2013)) (the "Final Regulations"). The Implementing Regulations, the HITECH Act, and the Final Regulations are collectively referred to in this BAA as the "HIPAA Requirements";

WHEREAS, Covered Entity and Business Associate agree to incorporate into this BAA any regulations issued by the U.S. Department of Health and Human Services ("DHHS") with respect to the HIPAA Requirements that relate to the obligations of business associates and that are required to be (or should be) reflected in a business associate agreement. Business Associate recognizes and agrees that it is obligated by law to meet the applicable provisions of the HIPAA Requirements and that it has direct liability for any violations of the HIPAA Requirements; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter addressed, the Parties agree as follows:

ARTICLE I:
DEFINITIONS

1.1 **"Breach"** shall mean, as defined in 45 C.F.R. § 164.402, the acquisition, access, use or disclosure of Unsecured Protected Health Information in a manner not permitted by the HIPAA Requirements that compromises the security or privacy of that Protected Health Information.

1.2 **"Business Associate Subcontractor"** shall mean, as defined in 45 C.F.R. § 160.103, any entity (including an agent) that creates, receives, maintains or transmits Protected Health Information on behalf of Business Associate.

1.3 **"Electronic PHI"** shall mean, as defined in 45 C.F.R. § 160.103, Protected Health Information that is transmitted or maintained in any Electronic Media.

1.4 **"Protected Health Information"** or **"PHI"** shall mean, as defined in 45 C.F.R. § 160.103, information created or received by a Health Care Provider, Health Plan, employer, or Health Care Clearinghouse, that: (i) relates to the past, present or future physical or mental health or condition of an individual, provision of health care to the individual, or the past, present, or future payment for the provision of health care to the individual; (ii) identifies the individual, or with respect to which there is a reasonable basis to believe the information can be used to identify the individual; and (iii) is transmitted or maintained in an electronic medium, or in any other form or medium. The use of the term "Protected Health Information" or "PHI" in this BAA shall mean both Electronic PHI and non-Electronic PHI, unless another meaning is clearly specified.

1.5 **"Security Incident"** shall mean, as defined in 45 C.F.R. § 164.304, the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system.

1.6 **"Unsecured Protected Health Information"** shall mean, as defined in 45 C.F.R. § 164.402, Protected Health Information that is not rendered unusable, unreadable, or indecipherable to unauthorized persons through the use of a technology or methodology specified by DHHS.

1.7 All other capitalized terms used in this BAA shall have the meanings set forth in the applicable definitions under the HIPAA Requirements.

ARTICLE II:
GENERAL TERMS

2.1 **General Terms.** In the event of an inconsistency between the provisions of this BAA and a mandatory term of the HIPAA Requirements (as these terms may be expressly amended from time to time by the DHHS or as a result of interpretations by DHHS, a court, or another regulatory agency with authority over the Parties), the interpretation of DHHS, such court or regulatory agency shall prevail. In the event of a conflict among the interpretations of these entities, the conflict shall be resolved in accordance with rules of precedence. Where provisions of this BAA are different from those mandated by the HIPAA Requirements, but are nonetheless permitted by the HIPAA Requirements, the provisions of this BAA shall control. Except as expressly provided in the HIPAA Requirements or this BAA, this BAA does not create any rights in third parties.

2.2 **Flow-Down Obligations to Business Associate Subcontractors.** Business Associate agrees that as required by the HIPAA Requirements, Business Associate will enter into a written agreement with all Business Associate Subcontractors that: (i) requires them to comply with the Privacy and Security Rule of this BAA in the same manner as required of Business Associate, and (ii) notifies such Business Associate Subcontractors that they will incur liability under the HIPAA Requirements for non-compliance with such provisions. Accordingly, Business Associate shall ensure that all Business Associate Subcontractors agree in writing to the same privacy and security restrictions, conditions and requirements that apply to Business Associate with respect to PHI.

2.3 **Permitted Uses and Disclosures of PHI.** Business Associate agrees to create, receive, use, disclose, maintain, or transmit PHI only in a manner that is consistent with this BAA or the HIPAA Requirements and only in connection with providing services to Covered Entity. Accordingly, in providing services to or for Covered Entity, Business Associate, for example, will be permitted to use and disclose PHI for the "Treatment, Payment, and Health Care Operations" as those terms are defined in the HIPAA Requirements. Business Associate further agrees that, to the extent it is carrying out one or more of Covered Entity's obligations under the Privacy Rule (Subpart E of 45 C.F.R. Part 164), it shall comply with the requirements of the Privacy Rule that apply to Covered Entity in the performance of such obligations. Business Associate shall report to Covered Entity any use or disclosure of PHI that is not provided for in this BAA, including reporting of Breaches of Unsecured Protected Health Information as required by 45 C.F.R. § 164.410 and required by Article IV, below.

2.4 **Business Associate Obligations.** As permitted by the HIPAA Requirements, Business Associate may also use or disclose PHI received by the Business Associate in its capacity as a Business Associate to Covered Entity for Business Associate's own operations if:

a) The use relates to: (1) the proper management and administration of Business Associate or to carry out legal responsibilities of Business Associate, or (2) data aggregation services relating to the health care operations of Covered Entity; or

b) The disclosure of information received in such capacity will be made in connection with a function, responsibility, or services to be performed by Business Associate, and such disclosure is required by law or the Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will be held confidential and the person agrees to notify the Business Associate of any breaches of confidentiality.

2.5 **Minimum Necessary Standard and Creation of Limited Data Set.** Business Associate's use, disclosure, or request of PHI shall utilize a Limited Data Set if practicable. Otherwise, in performing the functions and activities as specified by Covered Entity, Business Associate agrees to use, disclose, or request only the minimum necessary PHI to accomplish the intended purpose of the use, disclosure or request.

2.6 **Access.** In accordance with 45 C.F.R. § 164.524 of the HIPAA Requirements, Business Associate will make available to the Covered Entity (or as directed by the Covered Entity, to those individuals who are the subjects of the PHI (or their designees)), their PHI in the Designated Record Set. Business Associate shall make such information available in an electronic format where directed by Covered Entity.

2.7 **Disclosure Accounting.** Business Associate shall make available the information necessary to provide an accounting of disclosures of PHI as provided for in 45 C.F.R. § 164.528 of the HIPAA Requirements by making such information available to Covered Entity or (at the direction of Covered Entity) making such information available directly to the individual.

2.8 **Amendment.** Business Associate shall make PHI in a Designated Record Set available for amendment and, as directed by the Covered Entity, incorporate any amendment to PHI in accordance with 45 C.F.R. § 164.526 of the HIPAA Requirements.

2.9 **Right to Request Restrictions on the Disclosure of PHI and Confidential Communications.** If an individual submits a Request for Restriction or Request for Confidential Communications to Business Associate, Business Associate shall forward these requests to Covered Entity.

2.10 **Return or Destruction of PHI.** Upon termination or expiration of this BAA, Business Associate agrees to return the PHI to Covered Entity, destroy the PHI (and retain no copies), or if Business Associate determines that return or destruction of the PHI is not feasible, to (a) continue to extend the protections of this BAA and of the HIPAA Requirements to the PHI, and (b) limit any further uses and disclosures of the PHI to the purpose making return or destruction infeasible.

2.11 **Availability of Books and Records.** Business Associate shall make available to DHHS or its designated agents, the Business Associate's internal practices, books, and records relating to the use and disclosure of PHI in connection with this BAA.

ARTICLE III:
INFORMATION AND SECURITY STANDARDS

3.1 **Safeguards.** Business Associate agrees that, with respect to Electronic PHI, these Safeguards, at a minimum, shall meet the requirements of the HIPAA Security Standards applicable to Business Associate. More specifically, to comply with the HIPAA Security Standards for Electronic PHI, Business Associate agrees that it shall:

a) Implement Administrative, Physical, and Technical Safeguards consistent with (and as required by) the HIPAA Security Standards that reasonably protect the Confidentiality, Integrity, and Availability of Electronic PHI that Business Associate creates, receives, maintains or transmits on behalf of Covered Entity. Business Associate shall develop and implement policies and procedures that meet the documentation requirements as required by the HIPAA Requirements.

b) Ensure that any Business Associate Subcontractor agrees to implement reasonable and appropriate safeguards to protect the Electronic PHI.

c) Report to Covered Entity any unauthorized access, use, disclosure, modification, or destruction of PHI (including Electronic PHI) not permitted by this BAA, applicable law, or permitted by Covered Entity in writing ("Successful Security Incidents" or Breaches) of which Business Associate becomes aware. Business Associate shall report such Successful Security Incidents or Breaches to Covered Entity as specified in Article IV, below.

d) For Security Incidents that do not result in unauthorized access, use, disclosure, modification, or destruction of PHI (including, for purposes of example and not for purposes of limitation, pings on Business Associate's firewall, port scans, attempts to log onto a system or enter a database with an invalid password or username, denial-of-service attacks that do not result in the system being taken offline, malware such as worms or viruses (hereinafter, "Unsuccessful Security Incidents"), aggregate the data and, upon Covered Entity's written request, report to Covered Entity in accordance with the reporting requirements identified in Article IV, below.

e) Take all commercially reasonable steps to mitigate, to the extent practicable, any harmful effect that is known to Business Associate resulting from any unauthorized access, use, disclosure, modification, or destruction of PHI.

f) Permit termination of this BAA if Covered Entity determines that Business Associate has violated a material term of this BAA with respect to Business Associate's security obligations and Business Associate is unable to cure the violation.

g) Upon Covered Entity's reasonable written request, provide Covered Entity with access to and copies of documentation regarding Business Associate's safeguards for PHI and Electronic PHI.

3.2 **Compliance with HIPAA Transaction Standards.** Business Associate will conduct Standard Transactions consistent with 45 C.F.R. Part 162 for or on behalf of Covered Entity to the extent such Standard Transactions are required in the course of Business Associate's performance of services under this BAA for Covered Entity. As provided herein, Business Associate will require any Business Associate Subcontractor involved with the conduct of such Standard Transactions to comply with each applicable requirement of 45 C.F.R. Part 162. Further, Business Associate will not enter into, or permit its Subcontractors to enter into, any trading partner agreement in connection with the conduct of Standard Transactions for or on behalf of Covered Entity that:

a) Changes the definition, data condition, or use of a data element or segment in a Standard Transaction;

b) Adds any data element or segment to the maximum defined data set;

c) Uses any code or data element that is marked "not used" in the Standard Transaction's implementation specification or is not in the Standard Transaction's implementation specification; or

d) Changes the meaning or intent of the Standard Transaction's implementation specification.

3.3 **Communications Between Business Associate and Covered Entity.** All communications between Business Associate and Covered Entity that are required to meet the HIPAA Standards for Electronic Transactions shall do so. For any other communications between Business Associate and Covered Entity, Covered Entity shall use such forms, tape formats, or electronic formats as Business Associate may approve. Covered Entity will include all information reasonable required by Business Associate to affect such data exchanges or notifications.

ARTICLE IV:
NOTICE AND REPORTING OBLIGATIONS

4.1 **Notice of Non-Compliance.** Business Associate shall notify Covered Entity within sixty (60) days after discovery, any unauthorized access, use, disclosure, modification, or destruction of PHI (including any successful Security Incident) that is not permitted by this BAA, by applicable law, or permitted in writing by Covered Entity, whether such non-compliance is by (or at) Business Associate or by (or at) a Business Associate Subcontractor.

4.2 **Notice of Breach.** Business Associate will notify Covered Entity following discovery and without unreasonable delay but in no event later than thirty (30) days following discovery, any Breach of Unsecured Protected Health Information, whether such Breach is by Business Associate or by Business Associate Subcontractor. As provided for in 45 C.F.R. § 164.402, Business Associate recognizes and agrees that any acquisition, access, use or disclosure of PHI in a manner not permitted under the HIPAA Privacy Rule (Subpart E of 45 C.F.R. Part 164) is presumed to be a Breach. As such, Business Associate shall (i) notify Covered Entity of any non-permitted acquisition, access, use or disclosure of PHI, and (ii) reasonably assist Covered Entity in performing a risk assessment to determine if there is a low probability that the PHI has been compromised. Business Associate shall include in its notification to Covered Entity (or shall follow its initial notification if unknown at the time of discovery), with a report that will:

a) Identify (if known) each individual whose Unsecured Protected Health Information has been, or is reasonably believed by Business Associate to have been accessed, acquired or disclosed;

b) Identify the nature of the non-permitted access, use, or disclosure including the date of the incident and the date of discovery;

c) Identify the PHI accessed, used, or disclosed (e.g., name, social security number, date of birth, etc.);

d) Identify what corrective action Business Associate (or Business Associate Subcontractor) took or will take to prevent further non-permitted accesses, uses, or disclosures;

e) Identify what Business Associate (or Business Associate Subcontractor) did or will do to mitigate any deleterious effect of the non-permitted access, use or disclosure; and

f) Provide such other information as the Covered Entity may reasonably request.

4.3 **Unsuccessful Security Incidents.** For Unsuccessful Security Incidents, Business Associate shall provide Covered Entity, upon its written request, a report that: (i) identifies the categories of Unsuccessful Security Incidents; (ii) indicates whether Business Associate believes its (or its Business Associate Subcontractor's) current defensive security measures are adequate to address all Unsuccessful Security Incidents, given the scope and nature of such attempts; and (iii) if the security measures are not adequate, the measures Business Associate (or Business Associate Subcontractor) will implement to address the security inadequacies.

ARTICLE V:
TERMINATION

5.1 Termination.

a) Covered Entity and Business Associate each will have the right to terminate this BAA if the other Party has engaged in a pattern of activity or practice that constitutes a material breach of violation of Business Associate's or Covered Entity's respective obligations regarding PHI under this BAA and, on notice of such material breach or violation from Covered Entity or Business Associate, fails to take reasonable steps to cure the material breach or end the violation.

b) If Business Associate or Covered Entity fail to cure the material breach or end the violation after the other Party's notice, Covered Entity and Business Associate (as applicable) may terminate this BAA by providing Business Associate or Covered Entity written notice of termination, stating the uncured material breach or violation that provides the basis for the termination and specifying the effective date of the termination. Such termination shall be effective sixty (60) days from this termination notice.

5.2 **Continuing Privacy and Security Obligations.** Business Associate's and Covered Entity's obligation to protect the privacy and security of the PHI it created, maintained, received, or transmitted in connection with services provided under this BAA will be continuous and survive termination, cancellation, expiration, or other conclusion of this BAA.

ARTICLE VI:
MISCELLANEOUS

6.1 **Construction.** This BAA shall be construed as broadly as necessary to implement and comply with the HIPAA Requirements. The Parties agree that any ambiguity in this BAA shall be resolved in favor of a meaning that complies and is consistent with the HIPAA Requirements.

6.2 **Amendment.** The Parties agree to take such action as is necessary to amend this BAA from time to time in order to comply with the HIPAA Requirements.

6.3 **Counterparts.** This BAA may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute on original agreement. Facsimile signatures shall be accepted and enforceable in lieu of original signatures.

IN WITNESS HEREOF, the Parties have caused this BAA to be executed as of the date first written above.

HEALTHSMART PREFERRED CARE II, LP D/B/A ANCILLARY CARE SERVICES (ACS)	PROVIDER
By: [signature]	By: [signature]
Name: John Green	Name: Dror Nuriel-Roth
Title: Vice President, Network Development	Title: EVP Reimbursement & C&R
Date: 4/3/19	Date: 4/2/19

**MEDICARE REQUIREMENTS
ADDENDUM**

This Medicare Requirements Addendum sets forth the requirements established by the federal Centers for Medicare and Medicaid Services ("CMS"), in addition to those set forth elsewhere in the Provider Agreement, applicable to Ancillary Services provided to Covered Persons. Unless otherwise provided in this Medicare Requirements Addendum or the Provider Agreement, capitalized terms have the same meaning as set forth in 42 C.F.R. Parts 422 and 423, as applicable.

1. Compliance with CMS Agreement. Provider shall perform Ancillary Services or other obligations under the Provider Agreement and this Medicare Requirements Addendum in a manner that is consistent and compliant with the CMS Agreement. A copy of the CMS Agreement shall be made available to Provider upon request. Provider shall comply with Title XVIII of the Social Security Act, the regulations adopted thereunder by CMS for the Medicare program, and CMS instructions. Without limiting the above, Provider shall comply with federal laws designed to prevent or ameliorate fraud, waste and abuse, including but not limited to applicable provisions of Federal criminal law, the False Claims Act (31 U.S.C. 3729 et. seq.) and the anti-kickback statute (section 1128B(b) of the Social Security Act); and HIPAA administrative simplification rules at 45 C.F.R. parts 160, 162, and 164. Additionally, Provider agrees to comply with ACS's policies and procedures related to its Medicare Program. ACS shall monitor Provider's performance under the Provider Agreement on an ongoing basis. **[[42 C.F.R. 422.504(i)(3)(iii)]] [[42 C.F.R. § 422.504(h)]] [[42 C.F.R. 422.504(i)(4)(iii)]]**

2. Downstream Entities. Provider shall ensure that Provider's Downstream Entities agree in writing to comply with all applicable provisions of this Provider Agreement and this Medicare Requirements Addendum. Downstream Entities mean all subcontractors who enter into contracts directly or indirectly with Provider to deliver services in accordance with the terms of this Provider Agreement. **[[422.504(i)(4)(v)]]**

3. Access to Records. Provider shall permit the U.S. Department of Health and Human Services ("HHS"), the Comptroller General, or their designees to inspect, evaluate, and audit any pertinent information, including books, records, including medical records, contracts, documents, papers, and accounts relating to Provider's performance of the Provider Agreement and transactions related to the CMS Agreement (collectively, the "Records"). Provider agrees to make available its premises, physical facilities and equipment, records relating to Covered Persons, and any additional relevant information that CMS may require. The right of HHS, the Comptroller General, or their designees to inspect, evaluate, and audit Provider's Records for any particular contract period under the CMS Agreement shall exist for a period of ten (10) years from the later to occur of (i) the final date of the contract period for the CMS Agreement, or (ii) the date of completion of any audit (the "Audit Period"). Provider shall keep and maintain accurate and complete Records throughout the term of the Provider Agreement and the Audit Period. **[[42 C.F.R. §§ 422.504(d)-(e); 422.504(h)(2); 422.504(i)(2)(i) and (ii)]]**

4. Delegated Activities. To the extent activities or responsibilities of Plan under the CMS Agreement are delegated to Provider pursuant to the Provider Agreement ("Delegated Activities"), Provider agrees that (i) this Provider Agreement shall specify the Delegated Activities and required reporting requirements; (ii) the performance of the Delegated Activities and responsibilities thereof shall be subject to monitoring on an ongoing basis by Plan and/or ACS; and (iii) in the event that Plan, ACS or CMS determines that Provider has not satisfactorily performed any Delegated Activity or responsibility in accordance with the CMS Agreement, applicable laws and regulations and CMS instructions, then Plan or ACS shall have the right, at any time, to revoke the Delegated Activities by terminating the Provider Agreement in whole or in part, and shall have the right to institute corrective action plans or seek other remedies or curative measures as contemplated by the Provider Agreement. Provider shall not further delegate any activities or requirements without the prior written consent of ACS. **[[42 C.F.R. §§ 422.504(i)(4)(ii)-(iii)]]**

5. Covered Person Health Records. Provider shall safeguard the privacy and confidentiality of Covered Persons and shall ensure the accuracy and timeliness of health records of Covered Persons. Provider shall comply with all laws and regulations and administrative guidelines issued by CMS pertaining to the confidentiality, privacy, data security, data accuracy and/or transmission of personal health, enrollment, financial and consumer information and/or medical records (including prescription records) of Covered Persons, including, but not limited, to the Standards for Privacy of Individually Identifiable Information promulgated pursuant to the Health Insurance Portability and Accountability Act. **[[42 C.F.R. § 422.118]] [[42 C.F.R. § 422.504(a)(13)]]**

6. Prompt Payment. ACS shall facilitate prompt payment of Provider's claims for Ancillary Services in accordance with Section III(F) of this Provider Agreement. **[[42 CFR § 422.520(b)]]**

7. Covered Person Hold Harmless. With the exception of Covered Person Expenses and charges for non-covered services delivered on a fee-for-service basis with the Covered Person's prior written acknowledgement of financial responsibility, Provider shall in no event, including, without limitation, non-payment by ACS, insolvency of ACS, or breach of this Provider Agreement, bill, charge, collect a deposit from, seek compensation or remuneration from, or have any recourse against any Covered Person or any person (other than ACS) acting on behalf of any Covered Person for Ancillary Services provided or arranged pursuant to this Provider Agreement. Provider shall not hold a Covered Person liable for, nor maintain any action at law or equity against a Covered Person to collect, sums that are the legal obligation of ACS. Upon notice of any such action, ACS may terminate this Provider Agreement and take all other appropriate action consistent with the terms of this Provider Agreement to eliminate such charges. Provider's obligations under this Section shall survive the termination of this Provider Agreement with respect to Ancillary Services provided or arranged during or after the term of this Provider Agreement. This Section supersedes any oral or written contrary agreement between Provider and any Covered Person or Covered Person representative. **[[42 CFR § 422.504(i)(3)(i)]] [[42 CFR § 422.504(g)(1)(i)]]**

8. Dual Eligible Covered Persons. Covered Persons who are dually eligible for Medicare and Medicaid shall not be responsible for any Covered Person Expense for Medicare Part A or Part B services when these amounts are the responsibility of the state Medicaid program. Plan shall inform Provider of Medicare and Medicaid benefits and rules for Covered Persons eligible for both Medicare and Medicaid as is necessary for Provider's compliance with this Section. Plan does not impose Covered Person Expenses on Covered Persons that exceed the amount that would be permitted under Title XIX of the Social Security Act if the Covered Person were not enrolled in the Plan. Provider shall accept payment from ACS as payment in full for such services or, where permitted, may pursue payment from the appropriate state agency. **[[42 CFR § 422.504(g)(1)(iii)]]**

9. Advance Directives. Provider shall document, in a prominent part of a Covered Person's medical record, whether or not the Covered Person has executed an advance directive. Provider shall also comply with applicable state laws with respect to advance directives. **[[42 C.F.R. § 422.128(b)(1)(ii)(E)]]**

10. Accessible and Culturally Competent Services. Provider shall provide accessible clinical and non-clinical services in a culturally competent manner to all Covered Persons, including those with limited English proficiency or reading skills, diverse cultural and ethnic backgrounds. **[[42 CFR § 422.112(a)(8)]]**

11. Excluded Individuals. Provider shall not employ or contract with individuals excluded from participation in Medicare under Section 1128 or 1128A of the Social Security Act. [[42 CFR § 422.752(a)(8)]]

REGULATORY ADDENDUM
STATE OF CONNECTICUT

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Connecticut regarding provider contracts with providers rendering health care services in the State of Connecticut. To the extent that such Connecticut laws and regulation are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Participating Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. Participating Provider shall post a consumer assistance notice, prominently displayed and clearly noticeable, in Participating Provider's reception area. The notice must state the address and toll-free telephone number of the Agency for Health Care Administration, the Statewide Provider and Subscriber Assistance Program, and the Department of Insurance. The notice shall also state that the toll-free number for the applicable Payor appears on the Eligible Person's identification card.
2. To the extent that Participating Provider renders services under this Agreement to a Payor that is an HMO, as defined pursuant to Chapter 641 of the Florida Insurance Code, and notwithstanding anything to the contrary set forth in this Agreement, ACS will provider sixty (60) days advance written notice to Participating Provider and the Office of Insurance Regulation before canceling, without cause, the Agreement, except in a case in which an Eligible Person's health is subject to imminent danger or, if Participating Provider is a physician, Participating Provider's ability to practice medicine is effectively impaired by an action by the Board of Medicine or other governmental agency. To the extent that the Agreement provides for a longer termination notice period, such notice period shall apply. Additionally, Participating Provider shall give sixty (60) days advance written notice to ACS and the Office of Insurance Regulation before canceling the Agreement with ACS and the Office of Insurance Regulation before canceling the Agreement with ACS or a Payor that is an HMO. Nonpayment for services rendered by the Participating Provider to a Payor is not a valid reason for avoiding the 60 day advance notice of cancellation
3. To the extent that Provider renders services under the Agreement to HMO Payors and notwithstanding anything to the contrary set forth in Agreement, ACS will provide sixty (60) days advance written notice to Participating Provider and the Office of Insurance Regulation before canceling, without cause, the Agreement, except in a case in which an Eligible Person's health is subject to imminent danger or, if Participating Provider is a physician, Participating Provider's ability to practice medicine is effectively impaired by an action by the Board of Medicine or other governmental agency. To the extent that the Agreement provides for a longer termination notice period, such notice period shall apply.
4. This Agreement may not terminate unless the party terminating provides the terminated party with a written explanation for termination, which may include termination for business reasons.
5. Except if Participating Provider is an individual physician, in accordance with § 624.234, this Agreement may be canceled upon issuance of an order by the Florida Department of Insurance if it determines that compensation arrangements under the Agreement are unreasonably high.
6. To the extent a Payor is a health insurer subject to Title XXXVII, Chapter 627, Part VI, Payor shall reimburse all claims or any portion of any claim from an Eligible Person for payment under a health insurance policy, within forty-five (45) days after receipt of the claim by Payor. Upon receipt of any additional information requested from the Eligible Person or their assignee(s), Payor shall pay or deny the contested claim or portion of the contested claim, within sixty (60) days.
7. This Agreement applies to network rental arrangements and one purpose of the Agreement is the selling, renting, or giving ACS's rights to the services of Participating Provider, including to other PPOs.
8. To the extent that the Agreement relates to discount medical plans, the following shall apply:
    a. ACS is authorized to contract with discount medical plan organizations on behalf of Participating Provider.
    b. The services to be provided by Participating Provider include all Covered Services within the scope of Participating Provider's licensure, unless otherwise specified in the Agreement.
    c. The applicable discount relative to services rendered by Participating Provider is specified in the Agreement.
    d. Participating Provider shall not charge Eligible Persons more than the discounted rates.
    e. ACS will maintain an up-to-date list of its Participating Providers and makes that list available to discount medical plan organizations through its website at www.ancl-care.com.

REGULATORY ADDENDUM
STATE OF COLORADO

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Colorado regarding provider contracts with providers rendering health care services in the State of Colorado. To the extent that such Colorado laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Participating Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. ACS will provide in writing or make reasonably available to Participating Provider, as required pursuant to C.R.S. § 25-37-103, a summary disclosure statement that summarizes provisions contained in the Agreement, relating to terms governing compensation and payment, the categories of coverage for which Participating Provider will provide the services, the duration of the Agreement and how it may be terminated, the identity of the persons or entities responsible for processing claims for Covered Services, the internal mechanism to resolve disputes arising under the Agreement, and the subject and order or addenda, if any, to the Agreement. Such summary disclosure statement shall be for informational purposes only and shall not be a term or condition of the Agreement.
2. ACS shall identify any utilization review or management, quality improvement, or similar program that Payor uses to review, monitor, evaluate, or assess the services provided pursuant to the Agreement. The policies, procedures, or guidelines of such program applicable to Participating Provider shall be disclosed upon request of Participating Provider within fourteen (14) days after the date of the request.
3. To the extent required by law, and to the extent the Agreement gives ACS the right to amend the Agreement upon notification to Participating Provider, ACS will give Participating Provider ninety (90) days advance notice of any "Material Change," (as defined in C.R.S. § 25-37-102) to the Agreement. If Participating Provider objects in writing to the Material Change within fifteen (15) days and there is no resolution of the objection, either party may terminate the Agreement upon written notice of termination to the other party not later than sixty (60) days before the effective date of the Material Change. If Participating Provider does not object to the Material Change within the required timeframe, the change will be effective as specified in the notice of Material Change to the Agreement. If the Material Change is the addition of a new category of coverage and Participating Provider timely objects, the new category of coverage shall not be effective as to Participating Provider and the objection shall not be a basis upon which a party may terminate the Agreement. Notwithstanding anything to the contrary set forth in this provision, the Agreement may be modified by operation of law as required by any applicable state or federal law or regulation, and ACS may disclose this change by any reasonable means.
4. This Agreement applies to network rental arrangements and is for the purpose of allowing third parties to access Participating Provider's services under the Agreement. Eligible Persons are provided with appropriate identification where claims and inquiries should be directed. Any third party accessing Participating Provider's services

through the Agreement is obligated to comply with all applicable terms and conditions of the Agreement, except that a self-funded plan receiving administrative services from the third party or its affiliates shall be solely responsible for payment to Participating Provider.

5. Upon sixty (60) days written notice, Participating Provider may decline to provide Covered Services pursuant to the Agreement to new patients. Pursuant to C.R.S. § 25-37-110, "new patients" means those patients who have not yet received services from Participating Provider in the immediately preceding three years. A patient shall not become a "new patient" solely by changing coverage from one Payor to another Payor.
6. In addition to the right to terminate the Agreement based on a Material Change, in the event the Agreement has a duration of less than two (2) years, either party may terminate the Agreement without cause upon ninety (90) days advance written notice. In the event the Agreement term is greater than two (2) years, termination without cause shall be as specified in the Agreement.
7. Nothing in the Agreement shall be construed to preclude its use or disclosure to a third party for the purposes of enforcing the provisions of Colorado state law, or other state, or federal law. Such third party shall be bound by the confidentiality requirements in the Agreement.

REGULARTORY ADDENDUM
STATE OF CALIFORNIA

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of California regarding provider contracts with providers rendering health care services in the State of California. To the extent that such California laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. No payment made directly, in any type or form, to a Provider pursuant to the Agreement is intended as an inducement to deny, reduce, limit or delay specific, Medically Necessary, and appropriate services provided with respect to an Eligible Person or group of Eligible Persons with similar medical conditions. Notwithstanding the foregoing, nothing herein shall be construed to prohibit contracts that contain incentive plans that involve general payments, such as capitation payments, or shared-risk arrangements that are not tied to specific medical decisions involving specific Eligible Persons or group of Eligible Persons with similar medical conditions. Any payments made to Provider under these arrangements shall be deemed confidential.
2. Provider shall not charge a surcharge or any other charge to Eligible Persons for Covered Services, except for applicable copayments, coinsurance and deductibles. Provider shall notify PPO in the event it collects a surcharge with respect to Eligible Persons, and upon such notice, PPO will take appropriate action.
3. PPO shall maintain a fast, fair, and cost-effective dispute resolution mechanism under which provider may submit disputes as described in the Provider Manual. PPO will inform Provider upon a material change in the dispute resolution process, including the location and phone number for submission of disputes, described in the Provider Manual. Disputes shall be resolved in accordance with the timeframes required by law.
4. Provider shall comply with the statues and regulations regarding language assistance to Eligible Persons and cooperate by providing any information necessary to assess compliance with such requirements.
5. To the extent required by law, Provider will be given advance notice of changes to the Quality Management and Utilization Management Programs described in the Provider Manual.
6. The Agreement and its discounted reimbursement arrangement may be sold, leased, assigned, transferred or accessed by Payors or other contracting agents, which Payors and other contracting agents may include workers' compensation insurers or automobile insurers. If applicable, Payors shall be required to actively encourage Eligible Persons to utilize Provider for Covered Services. A summary list of clients to which the Agreement may be leased or accessed is available on PPO's website at www.ancl-care.com and by calling PPO's Customer Services. number as indicated on the website. Notwithstanding, within thirty (30) calendar days of PPO's receipt of Provider's written request, PPO shall supply Provider a listing of all Payors accessing Provider's Agreement.
7. The Provider Manual includes a description of PPO products. Some secondary network products, including non-logo'd products, do not include active encouragement by Payors of beneficiaries to use Participating Providers for Covered Services. Providers have a right to elect not to participate in products that do not include active encouragement of beneficiaries to use Participating Providers at the time of contracting, renewal, and amendment.
8. This Agreement may apply to the provision of Covered Services to Eligible Persons under a workers' compensation Plan. To the extent that Provider renders Covered Services to Eligible Persons covered under a workers' compensation Plan, treatment must be provided without payment of any Copayment, Deductible or premium share by an Eligible Person.
9. Notwithstanding anything to the contrary set forth in the Agreement, to the extent that applicable law mandates a specific definition for terms that are defined in the Agreement, the definition mandated by applicable law shall apply.
10. Provider's primary consideration shall be the quality of health care services rendered to Eligible Persons.
11. Provider shall not discriminate against any Eligible Person in the provision of Covered Services on the basis of sex, marital status, sexual orientation, race, color, religion, ancestry, national origin, disability, health status, health insurance coverage, utilization of medical or mental health services or supplies, or other unlawful basis, including without limitation, the filing by such Eligible Person of any complaint, grievance, or legal action against Provider.

All terms and conditions of this Addendum are hereby incorporated into the Agreement.

REGULATORY ADDENDUM
STATE OF FLORIDA

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Florida regarding provider contracts with providers rendering health care services in the State of Florida. To the extent that such Florida laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Participating Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. Participating Provider shall post a consumer assistance notice, prominently displayed and clearly noticeable, in Participating Provider's reception area. The notice must state the address and toll-free telephone number of the Agency for Health Care Administration, the Statewide Provider and Subscriber Assistance Program, and the Department of Insurance. The notice shall also state that the toll-free number for the applicable Payor appears on the Eligible Person's identification card.
2. To the extent that Participating Provider renders services under this Agreement to a Payor that is an HMO, as defined pursuant to Chapter 641 of the Florida Insurance Code, and notwithstanding anything to the contrary set forth in this Agreement, ACS will provide sixty (60) days advance written notice to Participating Provider and the Office of Insurance Regulation before canceling, without cause, the Agreement, except in a case in which an Eligible Person's health is subject to imminent danger or, if Participating Provider is a physician, Participating Provider's ability to practice medicine is effectively impaired by an action by the Board of Medicine or other governmental agency. To the extent that the Agreement provides for a longer termination notice period, such notice period shall apply. Additionally, Participating Provider shall give sixty (60) days advance written notice to ACS and the Office of Insurance Regulation before cancelling the Agreement with ACS or a Payor that is an HMO. Nonpayment for services rendered by the Participating Provider to a Payor is not a valid reason for avoiding the 60 day advance notice of cancellation.
3. To the extent that Provider renders services under the Agreement to HMO Payors and notwithstanding anything to the contrary set forth in Agreement, ACS will provide sixty (60) days advance written notice to Participating Provider and the Office of Insurance Regulation before canceling, without cause, the Agreement, except in a

case in which an Eligible Person's health is subject to imminent danger or, if Participating Provider is a physician, Participating Provider's ability to practice medicine is effectively impaired by an action by the Board of Medicine or other governmental agency. To the extent that the Agreement provides for a longer termination notice period, such notice period shall apply.

4. This Agreement may not terminate unless the party terminating provides the terminated party with a written explanation for termination, which may include termination for business reasons.
5. Except of Participating Provider is an individual physician, in accordance with § 624.234, this Agreement may be cancelled upon issuance of an order by the Florida Department of Insurance if it determines that compensation arrangements under the Agreement are unreasonably high.
6. To the extent a Payor is a health insurer subject to Title XXXVII, Chapter 627, Part VI, Payor shall reimburse all claims or any portion of any claim from an Eligible Person for payment under a health insurance policy, within forty-five (45) days after receipt of the claim by Payor. Upon receipt of any additional information requested from the Eligible Person or their assignee(s), Payor shall pay or deny the contested claim or portion of the contested claim, within sixty (60) days.
7. This Agreement applies to network rental arrangements and one purpose of the Agreement is the selling, renting, or giving ACS's rights to the services of Participating Provider, including to other PPOs.
8. To the extent that the Agreement relates to discount medical plans, the following shall apply:
   a. ACS is authorized to contract with discount medical plan organizations on behalf of Participating Provider.
   b. The services to be provided by Participating Provider include all Covered Services within the scope of Participating Provider's licensure, unless otherwise specified in the Agreement.
   c. The applicable discount relative to services rendered by Participating Provider is specified in the Agreement.
   d. Participating Provider shall not charge Eligible Persons more than the discounted rates.
   e. ACS will maintain an up-to-date list of its Participating Providers and makes that list available to discount medical plan organizations through its website at www.anci-care.com.

REGULATORY ADDENDUM
STATE OF ILLINOIS

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Illinois regarding provider contracts with providers rendering health care services in the State of Illinois. To the extent that such Illinois laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Participating Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. If Participating Provider is a physician, Participating Provider must have admitting privileges in at least one hospital with which PPO has a written provider agreement. Participating Provider shall notify PPO immediately of any changes in privileges at any hospital or admitting facility. Reasonable exceptions may be made for physicians who, because of the type of clinical specialty, or location or type of practice, do not customarily have admitting privileges.
2. Either party may terminate the Agreement without cause upon thirty (30) days prior written notice to the other party. Notwithstanding the foregoing, PPO may immediately terminate the Agreement in the event of a breach by Participating Provider. In the event Participating Provider is acting as a Primary Care Physician under Plans requiring a gatekeeper option, Participating Provider must provide PPO with a list of all patients using Participating Provider as a gatekeeper within five (5) working days after the date Participating Provider either gives or receives notice of termination.
3. The rights and responsibilities under the Agreement may not be sold, leased, assigned, assumed or otherwise delegated by either party without the prior written consent of the other party. Participating Provider's written consent shall be obtained for any assignment or assumption of the Agreement in the event PPO is purchased by a successor entity. Notwithstanding the foregoing, assignment will be deemed consent so long as the assignment is in accordance with the terms of the Agreement. Any assignee shall comply with all terms and conditions of the Agreement, including all Exhibits, appendices, policies, and fee schedules.
4. If applicable, Participating Provider agrees to provide Covered Services on a 24-hour per day, 7-day per week basis.

REGULATORY ADDENDUM
STATE OF INDIANA

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Indiana regarding provider contracts with providers practicing and rendering health care services in the State of Indiana. To the extent that such laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Participating Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. To the extent Participating Provider is a "Provider" as defined in I.C. 27-1-37.1-4, the following shall apply:

   a. Except for any amendments necessary to comply with state and/or deferral law, ACS shall provide written notice to Participating Provider of a proposed amendment to the Agreement not less than forty-five (45) days before the proposed effective date of the amendment.
   b. If Participating Provider rejects the amendment, Participating Provider may terminate the Agreement without penalty by providing ACS written notice not later than fifteen (15) days after the date Participating Provider receives notice of the amendment.
   c. Upon receiving Participating Provider's timely notice of termination, the Agreement shall terminate ninety (90) days after ACS receives Participating Provider's notice, or on an earlier termination date as mutually agreed upon by Participating Provider and ACS.
   d. In the event Participating Provider elects to terminate the Agreement pursuant to this Section, Participating Provider shall, before providing services to Eligible Persons, notify the Eligible Person that the Agreement has been or will be terminated.

REGULATORY ADDENDUM
STATE OF NEVADA

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Nevada regarding an agreement between a provider and "Organization" as such term is defined pursuant to NAC 695C.060 with respect to medical services rendered in the State of Nevada. To the extent that such Nevada laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. The provision set forth in this Addendum do not apply to Covered Services rendered to Eligible Persons pursuant to a self-funded Plan under the Employee Retirement Income Security Act of 1974 (ERISA) (Pub.L. 93-406, 88 Stat. 829,enacted September 2, 1974. References to "Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. With respect to Covered Services rendered to Eligible Persons, Provider agrees to release the enrollee from liability for the cost of services rendered pursuant to the Plan, except for any nominal payment made by the Eligible Person or for a service not covered under the evidence of coverage.
2. Provider shall participate in any program to assure quality of health care provided to Eligible Persons by the Plan or ACS.
3. Provider shall provide all Medically Necessary services required by the benefit plan and the Agreement to each Eligible Person for the period for which a premium has been paid to the benefit Plan.
4. Provider shall provide evidence of a contract of insurance against loss resulting from injuries resulting to third persons from the practice of Provider's profession or a reasonable substitute for it as determined by ACS. Provider shall indemnify ACS for any liability resulting from the health care services rendered by Provider under the Agreement.
5. If Provider is an individual physician, Provider shall transfer or otherwise arrange for the maintenance of the medical records of Eligible Persons who are Provider's patients if the Provider leaves the panel of physicians associated with any group, hospital, and/or facility.

All terms and conditions of this Addendum are hereby incorporated into the Agreement.

REGULATORY ADDENDUM
STATE OF NEW MEXICO

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of New Mexico regarding provider contracts with providers practicing and rendering health care services in the State of New Mexico. The terms used in the Agreement which are defined by New Mexico statutes and division regulations will be used in the Agreement in a manner consistent with any definitions contains in said law or regulations. To the extent that such laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Participating Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. Participating Provider agrees that in no event, including but not limited to nonpayment by the health insuring corporation, insolvency of the health insuring corporation, or breach of this Agreement, shall Participating Provider bill, charge, collect as deposit from, seek remuneration or reimbursement from, or have any recourse against, a subscriber, enrollee, covered person, or person acting on behalf of the covered person, for health care services provided pursuant to this Agreement. This does not prohibit Participating Provider from collecting co-insurance, deductibles, or copayments as specifically provided in the evidence of coverage, or fees for uncovered health care services delivered on a few-for-service basis to persons referenced above, nor from any recourse against the health insuring corporation or its successor. This hold harmless provision will survive termination of this Agreement, regardless of the reason for termination, including insolvency of Payor or the Plan.
2. Participating Provider shall maintain the confidentiality of medical records maintained by Participating Provider to monitor and evaluate the quality of care, to conduct evaluations and audits, and to determine on a concurrent and retrospective basis the medical necessity and appropriateness of health care services provided to Eligible Persons. Participating Provider shall make these health records available to appropriate state and federal authorities involved in assessing the quality of care or in investigating the grievances or complaints of Eligible Persons.
3. Participating Provider shall observe, protect, and promote the rights of Eligible Persons as patients.
4. Participating Provider shall maintain adequate professional liability and malpractice insurance. Participating Provider shall notify ACS not more than ten (10) days after Participating Provider's receipt of notice of any reduction or cancellation of such coverage.
5. To the extent required by applicable law, Participating Provider shall provide, or arrange for the provision of, covered health care services twenty-four (24) hours per day, (7) seven days per week.

REGULATORY ADDENDUM
STATE OF NORTH CAROLINA

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of North Carolina regarding provider contracts with providers rendering health care services in the State of North Carolina. To the extent that such laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Participating Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. Upon termination of the Agreement, if Payor provides or arranges for the delivery of health care services on a prepaid basis, Participating Provider shall continue to provide inpatient care until the patient is ready for discharge.
2. Participating Provider shall maintain professional liability insurance coverage in an amount acceptable to Payor and notify Payor of subsequent changes in status of professional liability insurance on a timely basis.
3. With respect to billing Eligible Persons, if Payor provides or arranges for the delivery of health care services on a prepaid basis under G.S. 58, Article 67, Participating Provider shall not bill any Eligible Person for Covered Services, except specified coinsurance, copayments, and applicable deductibles. This provision shall not prohibit a Participating Provider and Eligible Person from agreeing to continue non-Covered Services at the Eligible Person's own expense, as long as Participating Provider has notified the Eligible Person in advance that the Payor and/or Plan may not cover or continue to cover specific services and the Eligible person chooses to receive the services.
4. Participating Provider shall verify eligibility, based on current information held by Payor. Before rendering services.
5. To the extent required by Payor and applicable law, Participating Provider shall arrange for call coverage or other back-up to provide service in accordance with Payor's standards for provider accessibility.
6. With respect to medical records, Participating Provider shall:
    a. Maintain confidentially of Eligible Person medical records and personal information as required by G.S. 58, Article 39, and other health records as required by law.
    b. Maintain adequate medical and other health records according to industry and Payor standards.
    c. Make copies of such records available to Payor and the Life and Health Division of the North Carolina Department of Insurance in conjunction with its regulation of Payor.
7. Participating Provider shall cooperate with Eligible Persons in accordance with Payor's member grievance procedures, if any.
8. Participating Provider shall comply with Payor's utilization management programs, credentialing verification programs, quality management programs, and provider sanctions programs; provided, however, that none of these programs shall override the professional or ethical responsibility of Participating Provider or interfere with Participating Provider's ability to provide information or assistance to patients.
9. For Plans for which Eligible Persons are offered a network of Participating Providers, Participating Provider authorizes ACS to include the name of Participating Provider in a directory distributed or made available to Eligible Persons.

REGULATORY ADDENDUM
STATE OF OHIO

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Ohio regarding provider contracts with providers rendering health care services in the State of Ohio. To the extent that such Ohio laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control.
Some provisions set forth in this Addendum may not apply with regard to Covered Services rendered to Eligible Persons covered under self-funded plans governed by ERISA. References to "Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. Provider shall observe, protect, and promote the rights of Eligible Persons as patients.
2. To the extent required by law and applicable to Provider, Provider shall continue to provide Covered Services to Eligible Persons in the event of Payor's insolvency or discontinuance of operations is needed to complete any Medically Necessary procedures commenced but unfinished at the time of the Payor's insolvency or discontinuance of operations. The completion of a Medically Necessary procedure shall include the rendering of all Covered Services that constitute Medically Necessary follow-up care for that procedure. If an Eligible Person is receiving Medically Necessary inpatient care at a hospital, Provider shall only be required to provide Covered Services relating to that inpatient care to the extent required by law and no more than for the period ending thirty (30) days after the Payor's insolvency or discontinuance of operations. Provider shall not be required to continue providing any Covered Services after the occurrence of any of the following: (a) the end of the 30-day period following the entry of a liquidation order; (b) the end of Eligible Person's period of coverage for a contractual prepayment or premium (c) the Eligible Person obtains equivalent coverage with another health insuring corporation or insurer or the Eligible Person's employer obtains such coverage for the Eligible Person; (d) the Eligible Person or the Eligible Person's employer terminates coverage under the contract; or (e) a liquidator effects a transfer of the health insuring corporation's obligations under the contract under the Insurance Chapter of the Ohio Revised Code.
3. Those terms used in the Agreement that are defined under the Ohio Revised Code Section 1751 shall be used in the Agreement in a manner consistent with such law to the extent applicable.
4. To the extent set forth in applicable law, the Ohio Health Insuring Corporation and Payors have the statutory responsibility to monitor and oversee the offering of Covered Services to Eligible Persons.
5. Provider grants ACS authority to contract with discount medical plan organizations on behalf of Provider. With respect to Eligible Persons covered under a discount medical plan, Provider will provide those services included within the scope of the Agreement at the discounted rates set forth in the Agreement. Provider will not charge such Eligible Persons more than the Reimbursement Amounts set forth in the Agreement.
6. The parties acknowledge that Payors are third-party beneficiaries to the Agreement.
7. Payors have the right to approve or disapprove Providers that participate in the ACS Network rendering services to Eligible Persons.
8. The Agreement applies to network rental arrangements and one purpose of the Agreement is selling, renting or giving ACS's rights to the services of Provider, including to other preferred provider organizations.
9. ACS does not require, as a condition of contracting with ACS, that Provider provide services for all products offered by ACS or agree in advance to accept all future product offerings. As such, prior to entering into the Agreement, Provider has an opportunity to negotiate revisions to the ACS template agreement regarding product participation.
10. ACS does not require, as a condition of contracting with ACS, that Provider waive or forego any right or benefit expressly conferred upon Provider by state or federal law and, as such, prior to entering into the Agreement, Provider has an opportunity to negotiate revisions to the ACS template agreement to any provisions that might be construed as such.
11. To the extent consistent with the terms of the Agreement, Provider may provide Covered Services to Eligible Persons covered under an HMO, PPO, Medicare and/or workers compensation Plan.
12. The identity of the parties that have contracted with ACS for access to its network of Participating Providers and are responsible for processing payment is set forth in the Client Listing posted at the Provider section of the ACS website at www.anci-care.com
13. To the extent required by law, and to the extent the Agreement gives ACS the right to amend the Agreement upon notification to Provider, ACS will give Provider 90 days advance notice of a material change to the Agreement. A "material change" is defined under Ohio Statute Section 3963.01. If Provider objects in writing to the material change within 15 days and there is no resolution of the objection, either party may terminate the Agreement upon written notice of termination to the other party not later than 60 days before the effective date of the material change. If Provider does not object to the material change within the required timeframe, the change will be effective as specified in the notice of material change to the Agreement. A material amendment may be effective earlier if it could result in imminent harm to an Eligible Person, is required by state or federal law, rule or regulation, or the Provider affirmatively accepts the material amendment in writing and agrees to an earlier effective date.

All terms and conditions of this Addendum are hereby incorporated into the Agreement.

REGULATORY ADDENDUM
STATE OF TENNESSEE

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Tennessee regarding provider contracts with providers rendering health care services in the State of Tennessee. To the extent that such laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. Provider agrees that PPO and its Affiliates may lease, rent or otherwise grant access to services under the Agreement to Payors that have access to the Agreement through a Payor Agreement, including workers' compensation insurers and self-insureds. In some instances, such Payors may be permitted to pay a Provider's contracted rate if less than the state workers' compensation fee schedule. PPO shall make available information and/or a listing of parties that have entered into Payor Agreements via PPO's website at www.anci-care.com and via PPO's toll-free telephone number.
2. Upon the initial signing or renewal of the Agreement, Provider may decline to participate in PPO networks designed solely to service workers' compensation payors that are sold, leased, transferred, or conveyed to workers' compensation payors.
3. For Tennessee Workers' Compensation Payors Only: PPO shall require its workers' compensation Payors to identify PPO or its Affiliates on its explanation of benefits or explanation of review. Additionally, PPO shall require workers' compensation Payors to demonstrate that they are entitled to pay the contracted rate within thirty (30) business days of receipt of a written request from Provider after Provider has received a claim payment from the workers' compensation Payor. Provider shall include in the request for payment a statement explaining why the payment is not at the correct contracted rate for the services provided. In the event Provider fails to include such a statement, Payor shall be relieved from the responsibility of demonstrating that it was entitled to pay the disputed contracted rate. A workers' compensation Payor shall be deemed to have demonstrated that it is entitled to pay a contracted rate if it correctly identifies PPO and/or its Affiliates that originally entered into Agreement with Provider to pay the claim at the contracted rate.

All terms and conditions of this Addendum are hereby incorporated into the Agreement.

REGULATORY ADDENDUM
STATE OF TEXAS

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Texas regarding an agreement between a provider and a preferred provider benefit plan, as such term is defined pursuant to 28 T.A.C. Subchapter X with respect to medical services rendered in the State of Texas. To the extent that such Texas laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. The provisions set forth in this Addendum do not apply to Covered Services rendered to Eligible Persons pursuant to a self-funded Plan under the Employee Retirement Income Security Act of 1974 (ERISA) (Pub. L. 93-406, 88 Stat.829, enacted September 2, 1974). References to "Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. To the extent applicable by law, Payor will comply with all applicable Texas statutes and rules pertaining to prompt payment of clean claims with respect to payment for Covered Services under the Agreement, including but not limited to Insurance Code Article 3.70-3C5 3A (Prompt Payment of Preferred Providers) and §§21.2801-21.2820 of the Texas Administrative Code (relating to Submission of Clean Claims) with respect to payment to Provider for Covered Services rendered to Eligible Persons.
2. Upon the request and to the extent required by Texas law, ACS will provide Provider with the information necessary to determine what Provider is bring compensated in accordance with this Agreement. The information shall provide a level of detail sufficient to enable a reasonable person with sufficient training, experience and competence in claims processing to determine the payment to be made to Provider for Covered Services rendered pursuant to this Agreement. The information shall include a summary and explanation of the payment and reimbursement methodologies used to pay Clean Claims submitted by Provider, including but not limited to fee schedules, coding methodologies, bundling processes, down coding policies, descriptions of any other applicable policy or procedure used by ACS or Payor that may affect payment to Provider, and any addenda, schedules, exhibits or policies used by ACS or Payor in carrying out the calculation of payment of Clean Claims submitted by Provider. If source information outside the control of ACS, such as state Medicaid or federal Medicare fee schedules, is the basis for fee computation under this Agreement, ACS will identify such source and explain the procedures by which Provider may readily access the source electronically, telephonically, or as otherwise agreed to by the parties. In complying with this section, ACS shall not be required to provide specific information that would violate any applicable copyright law or licensing agreement. In such circumstances, ACS shall provide a summary of the information withheld which will allow a reasonable and sufficiently trained and experienced person to determine the payments to be made under this Agreement. ACS may provide the information by any reasonable method, including by email, computer disks, paper copies, or access to an electronic database and shall provide the information within thirty (30) days after ACS receives Provider's request. ACS will provide ninety (90) days prior written notice of any amendments, revisions, or substitutions of the information required to be provided by ACS under this section. Provider is prohibited by law and by this agreement from using or disclosing the information provided by ACS pursuant to this section for any purpose other than Provider's practice management, billing activities, other business, operations, or communications with a governmental agency involved in the regulation of health care or insurance. Provider may not use the information provided by ACS to knowingly submit a claim for payment that does not accurately represent the level, type or amount of services that were actually provided to an Eligible Person or to misrepresent any aspect of the services. Provider may not rely upon information provided by ACS pursuant to this section about a service as a representation that an Eligible Person is covered for that service under the terms of the Eligible Person's Plan.
3. This Agreement does not contain any financial incentive or make any payment that acts directly or indirectly as an inducement to limit Medically Necessary services. This provision shall not prohibit the savings from cost-effective utilization of health services by contracting physicians or health care providers from being shared with physicians or health care providers in the aggregate.
4. If Provider is compensated on a discounted fee basis, the Eligible Person's financial obligation for deductibles or coinsurance shall be determined based upon the discounted fee and not upon Provider's full billed charges.
5. If an Eligible Person is covered under a Plan that requires the selection of a Primary Care Physician and the Eligible Person does not select a Primary Care Physician at the time of application or enrollment, Payor may assign the Eligible Person to a Primary Care Physician if applicable under the Eligible Person's Plan. If Payor elects to assign an Eligible Person to a Primary Care Physician, the assignment shall be made to a Primary Care Physician located within the zip code nearest the Eligible Person's residence or place of employment and, to the extent practicable given the zip code limitation, shall be done in a manner that results in a fair and equal distribution of Eligible Persons among the Primary Care Physicians in the applicable Network. Payor shall inform an Eligible Person of the name, address and telephone number of the Primary Care Physician to whom the Eligible Person has been assigned and of the Eligible Person's right to select a different Primary Care Physician. An Eligible Person shall have the right at any time to reject the Primary Care Physician assigned and to select another physician from the list of Primary Care Physicians for the applicable Network. An election by an Eligible Person to reject an assigned physician shall not be counted as a change in providers under the Texas Insurance Code. Payor shall notify the Primary Care Physician of the selection of such Primary Care Physician by an Eligible Person within thirty (30) working days of the selection or assignment of the Eligible Person to a Primary Care Physician by Payor. In the event that Provider is reimbursed on a capitated basis based on the Eligible Person's Primary Care Physician selection, Payor will begin making payments calculated from that the date of the Eligible Person's enrollment which shall be no later than sixty (60) days following the date the Eligible Person selected or has been assigned to a Primary Care Physician. If no such selection or assignment has been made within such sixty (60) day period, the applicable capitation reimbursement shall be held by Payor in reserve until such time as there is a selection and retroactive payments can be made. Payor will make capitation payment to Primary Care Physicians reimbursed on a capitated basis on or before the fifteenth (15) working day of the month in which services are provided.
6. Provider shall not bill Eligible Person(s) for unnecessary care if a physician or practitioner panel has determined the care was unnecessary; however, nothing in the Agreement shall require Provider to pay hospital, institutional, laboratory, x-ray, or like charges resulting from the provision of services lawfully ordered by a physician or health care provider, even though such service may be determined to be unnecessary.
7. Provider shall post a notice to Eligible Persons at Provider's location regarding the process for resolving complaints with Payors. The notice must include the Texas Department of Insurance's toll-free telephone number for filing complaints.
8. ACS will not, as a condition of this Agreement, or in any other manner prohibit, attempt to prohibit or discourage Provider from discussing with or communicating in good faith to an Eligible Person who is a current, prospective or former patient or a party designated by such Eligible Person, with respect to: (a) information or opinions regarding the Eligible Person's health care, including the Eligible Person's medical condition or treatment options; (b) information or opinions regarding the provisions, terms, requirements or services of the Eligible Person's health benefit Plan as it relates to the medical needs of the Eligible Person; (c) the fact that a Provider's participation with ACS has terminated or that Provider will otherwise no longer be providing care for Eligible Persons; or (d) the fact that, if Medically Necessary Covered Services are not available through Provider, Payor must, upon the request of Provider, and within a time period appropriate to the circumstances relating to the delivery of the services and the condition of the Eligible Person, but in no event to exceed five (5) business days after receipt of reasonably requested documentation, allow referral to a non-Participating Provider. ACS will not in any way penalize or terminate Provider and Payors will not refuse to compensate Provider for Covered Services for communicating with an Eligible person who is current, prospective or former patient, or a party designated by eligible Person, in any manner protected by this section.
9. The "Termination" section of the Agreement is amended only to the extent the following terms conflict and/or contradict the terms of the Agreement:
    a. Termination for Cause. Notwithstanding anything to the contrary set forth in the Agreement, a party may only terminate the Agreement for cause upon ninety (90) days prior written notice, except that ACS may terminate the Agreement immediately in the event of any of the following:
        i. Cases involving imminent harm to patient health;

ii. An action by a state medical board, other medical licensing board, or other licensing board or other government agency, that effectively impairs Provider's ability to practice; or

iii. Cases of fraud or malfeasance

b. Termination with Notice. This Agreement may only be terminated with notice upon at least ninety (90) days prior written notice by either party. To the extent the Agreement provides for a longer notification period with regard to a notice of termination, the longer notification period will apply.

c. Notice and Hearing. Should ACS elect to terminate this Agreement, ACS will notify Provider of such termination in writing. The notice will set forth the reason for termination and a notice of the right to request a hearing or review. On request and before the effective date of the termination, but within a period not to exceed sixty (60) days, Provider shall be entitled to a review of the proposed termination by an advisory review panel. If the termination affects participation with respect to HMO Plans, the advisory panel shall be composed of provider appointed by ACS, including at least one representative in the Provider's specialty or a similar specialty, if available, who serves or served on a Quality Management Committee or Utilization Management Committee. When an advisory review panel decision is requested, Eligible Persons will not be notified of the termination until such advisory review panel decision is rendered, except in cases involving imminent harm. The decision of the advisory review panel must be considered but is not binding on ACS. On request, a copy of the recommendation of the advisory review panel and ACS's determination shall be given to Provider. If Provider is unsatisfied with the determination, Provider may appeal the decision further pursuant to the Dispute Resolution procedure specified in the Agreement and Provider Manual.

d. Imminent Harm, Disciplinary Actions and Fraud. The requirements to provide notice and hearing pursuant to Paragraph C above do not apply in cases involving imminent harm to patient health, and action by a state medical board, other medical licensing board, or other licensing board or other governmental agency that effectively impairs Provider's ability to practice, or in situations of fraud or malfeasance.

e. In the event of a termination, Provider shall give reasonable advance notice of such termination to those Eligible Persons whom Provider is currently treating and who are affected by the termination. Payor shall assist Provider to the extent required by Texas law.

f. If Provider is a physician group or PHO, Paragraphs (a)-(e) above shall also apply to the termination of an individual provider under the Agreement.

10. Podiatrists practicing within the scope of the law are permitted to furnish x-rays and non-prefabricated orthotics covered by a Plan.
11. To the extent ACS conducts uses or relies upon economic profiling to terminate Provider, ACS shall make available to Provider, upon request, the economic profile, including the written criteria by which performance was measured. An economic profile will be adjusted to recognize the characteristics of the practice that may account for variations from expected costs.
12. Quality assessment (as that term is defined under Texas law) shall be conducted through a panel of not less than 3 provider selected by ACS from among a list of Participating Providers.
13. Nothing in the Agreement shall be construed to require Provider to indemnify ACS for any tort liability resulting from the acts or omissions of ACS.
14. Provider shall look only to the applicable Payor and agrees to hold Eligible Persons harmless for compensation for all Covered Services provided to Eligible Persons during the term of this Agreement,. Under no circumstances, including but not limited to; nonpayment by Payor, Payor insolvency, or breach of this Agreement, shall Provider bill, charge, collect a deposit from, or seek compensation, remuneration, or reimbursement from, or have any recourse against, Medicare, Medicaid, Eligible Persons or persons (other than Payor) acting on the Eligible Person's Behalf for Covered Services provided pursuant to this Agreement. This provision shall not prohibit collection of Copayments, Coinsurance or Deductibles in accordance with the terms of the applicable Plan, nor does this provision affect the right of Provider to collect fees for services provided to Eligible Persons which do not constitute Covered Services. Provider further agrees that this section shall: (i) Survive the termination of this Agreement regardless of the reason for termination; (ii) Supersede any oral or written agreement now existing or hereafter entered into between Provider and an Eligible Person or a person acting on the Eligible Person's behalf; and (iii) Be construed to be for the benefit of the Eligible Person. Any modifications, additions, or deletions to this provision shall be effective no earlier than fifteen (15) days after the Texas Commissioner of Insurance has received written notice of such changes.
15. Unless this agreement terminates for reasons of medical competence or professional behavior, termination shall not release Payor of its obligation to compensate Provider for the continued care and treatment of any Eligible Person who is under Special Circumstances (as defined below). As used in this section, "Special Circumstances" shall mean an Eligible Person who has a disability, an acute condition, a life-threatening illness, who is past the twenty-fourth (24th) week of pregnancy, or who has a condition that Provider reasonably believes could cause harm to the Eligible Person if such care or treatment is discontinued. To be reimbursed for providing continued care and treatment under this section, Provider must identify the Eligible Person's Special Circumstances to Payor, request that the Eligible Person be permitted to continue treatment under Provider's care and agree not to seek payment from the Eligible Person of any amounts for which the Eligible Person would not be responsible if this Agreement were not terminated. Compensation to Provider shall be in accordance with the Reimbursement Rates in effect as of the termination date. Treatment of Special Circumstances as described herein shall be governed by the dictates of medical prudence and Medical Necessity. The requirements of this section shall not extend beyond ninety (90) days from the effective date of termination, or beyond (9) months in the case of an Eligible Person who at the time of the termination had been diagnosed with a terminal illness, or for a pregnant Eligible Person who at the time of termination is past the twenty-fourth (24th) week of pregnancy, beyond delivery of the child, immediate postpartum care, and the follow-up check-up within the first six (6) weeks of delivery. In addition to the foregoing, termination shall not release Provider or Payor from liability to the other with respect to services rendered to Eligible Persons, monies paid, or other actions through the date of termination, nor shall it relieve Provider of the obligation not to bill Eligible Persons for Covered Services. This section shall survive termination of the Agreement for any reason.
16. Provider shall retain in Provider's records updated information concerning an Eligible Person's other health benefit plan coverage
17. ACS's claims submission processes are set forth in the Agreement and the Provider Manual.

All terms and conditions of this Addendum are hereby incorporated into the Agreement.

REGULATORY ADDENDUM
STATE OF VIRGINIA

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Virginia regarding provider contracts with providers rendering health care services in the State of Virginia. To the extent that such Virginia laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. Some provisions set forth in this Addendum may not apply with regard to Covered Services rendered to Eligible Persons covered under self-funded plans governed by the ERISA. References to "Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. To the extent applicable and required by law, Payors shall comply with the minimum fair business standards in the processing and payment of claims for Covered Services as set forth under Virginia law, including Code of Virginia § 38.2-3407.15.
2. PPO's dispute resolution mechanism is specified in the Agreement and the Provider Manual. A written description of Payors' claims payment dispute resolution mechanism is available from Payor upon request by Provider.
3. To the extent applicable and required by law, no amendment to the Agreement or to any addenda, schedule, exhibit or policy thereto (or new addenda, schedule, exhibit or policy) applicable to Provider (or to the range of health care services reasonably expected to be delivered by Provider) shall be effective as to Provider, unless Provider has been provided with the applicable portion of the proposed amendment (or of the proposed new addenda, schedule, exhibit or policy) at least sixty (60) calendar days before the effective date, and Provider has failed to notify PPO within thirty (30) calendar days of receipt of the documentation of Provider's intention to terminate the Agreement at the earliest date thereafter permitted under the Agreement.

REGULATORY ADDENDUM
STATE OF WASHINGTON

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Washington regarding provider contracts with providers rendering health care services in the State of Washington. To the extent that such Washington laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Participating Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

1. Participating Provider hereby agrees that in no event, including, but not limited to nonpayment by Payor, Payor's insolvency, or breach of the Agreement, shall Participating Provider bill, charge, collect a deposit from, seek compensation, remuneration, or reimbursement from, or have any recourse against an Eligible Person or a person acting on their behalf, other than Payor, for services provided pursuant to the Agreement. This provision shall not prohibit collection of deductibles, copayments, coinsurance, and/or services that are not Covered Services, which have not otherwise been paid by a primary or secondary Payor in accordance with regulatory standards for coordination of benefits, from Eligible Persons in accordance with the terms of the Eligible Person's Plan.
2. Participating Provider acknowledges and agrees that nothing in the Agreement may have the effect of modifying benefits, terms, or conditions contained in a Plan. In the event of any conflict between the Agreement and a Plan, the benefits, terms, and conditions of the Plan shall govern with respect to coverage provided to Eligible Persons.
3. Participating Provider agrees, in the event of Payor's or a Plan's insolvency, to continue providing medical services promised in the Agreement to Eligible Persons for the duration of the period for which premiums on behalf of the Eligible Person's were paid to Payor or the Plan, or until the Eligible Person's discharge from inpatient facilities whichever time is greater.
4. Participating Provider may not bill the Eligible Person for Covered Services (except for deductibles, copayments, or coinsurance) where Payor denies payment because Participating Provider has failed to comply with the terms or conditions of the Agreement of this Addendum.
5. Participating Provider further agrees (i) that the provisions of paragraphs (1), (2), (3), and (4) of this Addendum shall survive termination of the Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of Eligible Persons, and (ii) that this paragraph (5) supersedes any oral or written contrary agreement now existing or hereafter entered into between Participating Provider and Eligible Persons or person acting on their behalf.
6. If Participating Provider contracts with other providers or facilities who agree to provide Covered Services to Eligible Persons PPO's Payors with the expectation or receiving payment directly or indirectly from a Payor, such providers or facilities must agree to abide by the provisions of this Addendum and the Agreement.
7. Participating Provider acknowledges and agrees that willfully collecting or attempting to collect an amount from an Eligible Person knowing that collection to be in violation of this Addendum constitutes a Class C felony under RCO 48.80.030(5).
8. Participating Provider shall be given reasonable notice of not less than sixty (60) days of changes that affect Participating Provider's compensation and that affect health care service delivery, unless changes to federal or state law or regulations make such advance notice impossible, in which case notice shall be provided as soon as practicable. Subject to any termination and continuity of care provisions of the Agreement, Participating Provider may terminate the Agreement without penalty if Participating Provider does not agree to such changes.
9. Notwithstanding anything to the contrary set forth in this Agreement, each party must provide the other with at least sixty (60) days written notice before terminating the Agreement without cause. ACS shall make good faith effort to require Payor to provide written notice of termination within fifteen (15) working days of receipt of a termination notice or provision of a notice of termination to all Eligible Persons who are patients seen on a regular basis by Participating Provider, irrespective of whether the termination was for cause or without cause. If Participating Provider is a Primary Care Provider, ACS shall make a good faith effort to require Payor to assure that notice is provided to all Eligible Persons who are patients of that Primacy Care Provider.

REGULATORY ADDENDUM
STATE OF WEST VIRGINIA

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of West Virginia regarding provider contracts with providers rendering health care services in the State of West Virginia. To the extent that such laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply to services rendered in the State of West Virginia. Some provisions set forth in this Addendum may not apply with respect to Covered Services rendered to Eligible Persons covered under self-funded plans governed by ERISA. References to "Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates. References to "Payor" shall refer to any "Insurer" as defined in West Virginia Code §33-45-1(7).

1. To the extent required under applicable law, Payors shall adhere to and comply with minimum fair business standards required under the West Virginia Code in the processing and payment of claims for health care services rendered in the State of West Virginia.
2. No amendment to the Agreement or to any addenda, schedule, or exhibit, or new addenda, schedule, exhibit, applicable to Provider to the extent that any of them involve payment or delivery of care by Provider, or to the range of health care services reasonably expected to be delivered by Provider, shall be effective as to Provider, unless Provider has been provided with the applicable portion of the proposed amendment, or of the proposed new addenda, schedule or exhibit, and has failed to notify PPO within twenty (20) business days of receipt of the documentation of Provider's intention to terminate the Agreement at the earliest date thereafter permitted under the Agreement.
3. PPO shall make available to Provider within twenty (20) business days of receipt of a request, reasonable access either electronically or otherwise, to all policies that are applicable to Provider or to particular health care services identified by Provider. In the event the provision of the entire policy would violate any applicable copyright law, PPO may instead comply with this subsection by timely delivering to Provider a clear explanation of the policy as it applies to Provider and to any health care services identified by Provider.

All terms and conditions of this Addendum are hereby incorporated into the Agreement

REGULATORY ADDENDUM
STATE OF WISCONSIN

The provisions set forth in this Addendum are being added to the Agreement in order to comply with legislative and regulatory requirements of the State of Wisconsin regarding provider contracts with providers rendering health care services in the State of Wisconsin. To the extent that such Wisconsin laws and regulations are applicable and/or not otherwise preempted by federal law, the provisions set forth in this Addendum shall apply and, to the extent of a conflict with a provisions in the Agreement, shall control. References to "Provider" shall mean the Participating Provider listed on the signature page of the Agreement to which this Addendum relates.

In accordance with Wis. Admin. Code Ins. 18.03(2)(c)(2), Provider shall promptly forward to ACS a copy of any written complaint or grievance made by an Eligible Person against Participating Provider. Participating Provider shall promptly provide ACS and/or Payor with any information necessary to respond to complaints or grievances relating to services provided to an Eligible Person by Participating Provider. If applicable, Participating Provider shall provide ACS and/or Payor with written notice of the resolution of any complaints involving an Eligible Person.